Exhibit 10.22

MEZZANINE LOAN AGREEMENT

Dated as of

October 10, 2008

Among

KBSII REIT ACQUISITION II, LLC

(“Borrower”)

and

PARK AVENUE REALTY HOLDING COMPANY, INC.

(“Lender”)

-ii-

-iii-

-iv-

MEZZANINE LOAN AGREEMENT

THIS MEZZANINE LOAN AGREEMENT (this “Agreement”) is made as of the 10th day of October, 2008, by and among KBSII REIT ACQUISITION II, LLC, a Delaware limited liability company, having its principal place of business c/o KBS Capital Advisors LLC, 620 Newport Center Drive, Suite 1300, Newport Beach, California 92660 (“Borrower”), and PARK AVENUE REALTY HOLDING COMPANY, INC., a Delaware corporation, having an office c/o J.P. Morgan Investment Management Inc., 245 Park Avenue, New York, New York 10167 (“Lender”). All terms as used in this Agreement shall, unless otherwise defined in the main body of this Agreement, have the meanings given to such terms in Exhibit A attached hereto and incorporated herein by reference.

R E C I T A L S

WHEREAS, KBSII 300-600 Campus Drive, LLC, a Delaware limited liability company, having its principal place of business c/o KBS Capital Advisors LLC, 620 Newport Center Drive, Suite 1300, Newport Beach, California 92660 (“Property Owner”) is the fee owner of that certain improved parcel of land known as Park Avenue at Morris County, 300, 400, 500 and 600 Campus Drive and located in Morris County, New Jersey (the “Property”);

WHEREAS, at the request of Borrower, Lender has agreed to make a loan to Borrower in the principal amount of FORTY-SEVEN MILLION AND 00/100 DOLLARS ($47,000,000.00), or so much thereof as may be advanced pursuant to the terms of this Agreement (hereinafter referred to as the “Loan”);

WHEREAS, the Loan to Borrower by Lender is evidenced by that certain secured promissory note of even date herewith given to Lender in the original principal amount of FORTY-SEVEN MILLION AND 00/100 DOLLARS ($47,000,000.00) in lawful money of the United States of America (the note together with all extensions, renewals, modifications, substitutions and amendments thereof shall collectively be referred to as the “Note”), with interest from the date thereof at the rates set forth in the Note, principal and interest to be payable in accordance with the terms and conditions provided in the Note;

WHEREAS, the Note is secured by, inter alia, that certain Pledge and Security Agreement from Borrower as a member of Property Owner (the “Pledge Agreement”);

WHEREAS, New York Life Insurance Company (“First Lender”) has contemporaneously herewith made a loan in the amount of $93,850,000 (the “First Loan”), which loan is secured by, inter alia, that certain Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing, as more particularly described in Exhibit C attached hereto and made a part hereof, granted by Property Owner in favor of First Lender (the “First Security Instrument”);

WHEREAS, Lender is willing to provide the Loan to Borrower upon the terms and conditions set forth herein,

NOW, THEREFORE, in consideration of the recitals, the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby covenant and agree as follows:

A G R E E M E N T

ARTICLE I

LOAN PROVISIONS

Section 1.1 Loan. Subject to the terms and conditions set forth in this Agreement, the Note, and the other Loan Documents, Lender agrees to make the Loan to Borrower, which is evidenced by the Note and secured by, among other things, the Pledge Agreement. The Loan shall be advanced on the date hereof. Any amounts borrowed hereunder may not be re-borrowed.

Section 1.2 Term of Loan. On the Maturity Date (as the same may be accelerated pursuant to the provisions of the Loan Documents or otherwise), the entire Debt, including all amounts outstanding under the Note, all accrued interest thereon, and all other amounts due and payable to Lender hereunder and under the other Loan Documents shall become due and payable in full.

Section 1.3 Interest/Prepayment. Interest due on the Loan shall accrue and become payable as set forth in the Note. The Debt may be prepaid only in strict accordance with the express terms and conditions of Section 6.1 hereof.

Section 1.4 Obligations. The grants, pledges, assignments, encumbrances, and transfers made under the Loan Documents are given for the purpose of securing (i) the payment of the Debt and (ii) the performance of all other agreements, covenants, conditions, and obligations of Borrower and Pledgor (as hereinafter defined) contained in the Loan Documents (collectively, items (i) and (ii) are “Obligations”).

Section 1.5 Payments. All Property Revenues of any kind with respect to the Property, which are received by Property Owner or Borrower, shall be applied by Property Owner and Borrower in the following order of priority: (i) to pay amounts due and payable to the First Lender under the First Loan documents (including the funding of any reserve accounts required thereunder); (ii) to pay operating expenses incurred by Property Owner in the ordinary course of operating the Property and capital expenses approved by Lender; (iii) to pay required payments of interest, principal and other sums due and payable under the Note, this Agreement and the other Loan Documents and (iv) to Borrower. Lender’s approval of all capital expenses shall be deemed given if (i) Lender receives a written request for approval (the “Approval Request”) together with all supporting information and documentation reasonably necessary to enable Lender to properly evaluate the request, and (ii) within three (3) Business Days of receipt of such supporting information and documentation, Lender has not given Borrower notice of its disapproval thereof. Any Approval Request made under this Section 1.5 must state prominently in all capital letters that Lender’s failure to respond to such Approval Request within three (3) Business Days will result in such request for approval being deemed approved. Notwithstanding the foregoing, Lender hereby consents to Property Owner’s undertaking the repair work and capital work described in the Capex Summary attached hereto as Exhibit D and made a part hereof.

Section 1.6 Receipt of Payments. Remittances in payment of all or any part of the Debt shall not, regardless of any receipt or credit issued therefor, constitute payment until the required amount is actually received by Lender in funds immediately available at the place where the Note is payable (or any other place as Lender, in Lender’s sole discretion, may have established by delivery of written notice thereof to Borrower) and shall be made and accepted subject to the condition that any check or draft may be handled for collection in accordance with the practice of the collecting bank or banks. For purposes hereof, a check or draft received by Lender shall not constitute immediately available funds until such check or draft has cleared and Borrower shall remain liable for all amounts represented by any such checks or drafts which have not cleared. Acceptance by Lender of any payment in an amount less than the amount then due shall be deemed an acceptance on account only, and the failure to pay the entire amount then due shall be and continue to be an Event of Default.

ARTICLE II

COLLATERAL SECURITY

Section 2.1 Collateral. The Obligations of Borrower shall be secured by (i) a perfected first priority security interest for the benefit of Lender in the Pledged Interests and in all other Collateral and (ii) such additional collateral from Borrower or other Persons, if any, as Lender from time to time may accept as security for the Obligations of Borrower.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

The Recitals set forth above are made a part of this Article and constitute representations and warranties of Borrower to Lender. As a material inducement to Lender to make the Loan to Borrower, Borrower further represents and warrants to Lender as follows.

Section 3.1 Warranty of Title. Property Owner (a) to its knowledge, lawfully owns and holds title to the Property and Improvements, in fee simple, subject to no mortgage, lien, charge or other encumbrance, except for the lien of the First Security Instrument and as specifically set forth in the Title Policy, (b) has full power and lawful authority to grant, bargain, sell, convey, assign, release, pledge, set over, transfer and mortgage the Property and Improvements, (c) to its knowledge, lawfully owns and holds title to the Personal Property subject to no mortgage, lien, charge or other encumbrance, except for the lien of the First Security Instrument, and (d) does warrant and will defend the title to the Property against all claims and demands whatsoever.

Section 3.2 Proceedings Affecting Borrower and Property Owner. To the best knowledge and belief of Borrower, there are no actions, suits, investigations or proceedings of any kind pending, or threatened, against or affecting Borrower or Property Owner, or against any shareholder, general partner or member of Borrower or Property Owner, or the business, operations, properties or assets of Borrower or Property Owner or any shareholder, general partner or member of Borrower or Property Owner, or before or by any Governmental Authority, which may result in any material adverse change in the business, operations, properties or assets or in the condition, financial or otherwise, of Borrower or Property Owner or any general partner or member of Borrower or Property Owner, or in the ability of Borrower or Property Owner to pay or otherwise perform the Obligations. Neither Borrower nor Property Owner have received any written notice or service of process with respect to any such action, suit, investigation or proceeding. To the best knowledge and belief of Borrower, no default exists with respect to any judgment, order, writ, injunction, decree, demand, rule or regulation of any Governmental Authority, which might materially and adversely affect the business, operations, properties or assets or the condition, financial or otherwise, of Borrower and Property Owner or any general partner or member of Borrower or Property Owner or the ability of Borrower to pay or otherwise perform the Obligations.

Section 3.3 Valid Organization, Good Standing and Qualification of Borrower and Property Owner; Other Organizational Information. Borrower and Property Owner are duly organized and in good standing under the laws of their state(s) of organization, and are duly licensed or qualified and in good standing in all other jurisdictions where their ownership or leasing of property or the nature of the business transacted by it makes such qualification necessary, and is entitled to own their properties and assets and to carry on their business, all as, and in the places where, such properties and assets are now owned or operated or such business is now conducted. Property Owner has paid all franchise and similar taxes in the jurisdiction in which the Property is located and in all of the jurisdictions in which it is so qualified, insofar as such taxes are due and payable at the date of this Agreement. Borrower’s exact legal name is that indicated on the signature page hereof. Borrower is an organization of the type, and is organized in the jurisdiction, as set forth in the first paragraph of this Agreement. Borrower’s taxpayer identification number is 26-2983549 and its organizational identification number is Delaware #4571195. The first paragraph accurately sets forth Borrower’s place of business.

Section 3.4 Authorization; No Legal Restrictions on Performance. The execution and delivery by Borrower of the Loan Documents and its compliance with the terms and conditions of the Loan Documents have been duly and validly authorized by all necessary corporate, partnership, membership or other applicable action by Borrower and its constituent entities and the Loan Documents are valid and enforceable obligations of Borrower in accordance with the terms thereof. Neither the execution and delivery by Borrower of the Loan Documents, nor the consummation of the transactions contemplated by the Loan Documents, nor compliance with the terms and conditions thereof will, to the best knowledge and belief of Borrower, (A) conflict with or result in a breach of, or constitute a default under, any of the terms, obligations, covenants or conditions or provisions of (1) any corporate charter or bylaws, partnership agreement, limited liability company operating agreement, or other organizational or qualification document, restriction, indenture, mortgage, pledge, bank loan or credit agreement, or any other agreement or instrument to which Borrower is now a party or by which Borrower or its properties may be bound or affected, or (2) any judgment, order, writ, injunction, decree or demand of any Governmental Authority, or (B) result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any property or asset of Borrower pursuant to the terms or provisions of any of the foregoing. Borrower is not in default in the performance, observance or fulfillment of any of the terms, obligations, covenants or conditions contained in any indenture or other agreement creating, evidencing or securing the Obligations or pursuant to which Borrower is a party or by which the Borrower or its properties may be bound or affected.

Section 3.5 Compliance With Laws. Except as disclosed to Lender in writing, Property Owner has, to the best knowledge and belief of Borrower, and except to the extent Lender has actual (as opposed to implied or constructive) knowledge as of the date of this Agreement, complied with all applicable Legal Requirements with respect to the conduct of its business and ownership of its properties. The foregoing shall not apply to any matters of which Lender has actual (as opposed to implied or constructive) knowledge as of the date of this Agreement. No governmental orders, permissions, consents, approvals or authorizations are required to be obtained, and no registrations or declarations are required to be filed in connection with the execution, delivery or performance by Borrower of its obligations under the Loan Documents.

Section 3.6 Absence of Foreign or Enemy Status; Foreign Corrupt Practices Act. Borrower represents and warrants that it and Property Owner are in compliance with the requirements of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Person Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001) (the “Order”) and other similar requirements contained in the rules and regulations of the Office of Foreign Assets Control, Department of the Treasury (“OFAC”) and in any enabling legislation or other executive orders or regulations in respect thereof (the Order and such other rules regulations, legislation or orders are collectively referred to herein as the “Orders”). Neither the Loan, nor Borrower’s use of the proceeds thereof, will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto. Without limiting the generality of the foregoing, neither Borrower, Property Owner, nor any subsidiary or affiliate of Borrower or Property Owner nor any member, partner or shareholder or other beneficial owner of Borrower or Property Owner or of any such subsidiary, affiliate, member, partner, shareholder or other beneficial owner (provided that the foregoing representation is limited to the best of Borrower’s knowledge with respect to the shareholders of KBS Real Estate Investment Trust II, Inc.) (A) is listed on the Specially Designated Nationals and Blocked Persons List maintained by OFAC pursuant to the Order and/or any other list of terrorists or terrorist organizations maintained pursuant to the rules and regulations of OFAC or pursuant to any other applicable Orders, (B) is or will become a “blocked person” described in the Order, or (C) knowingly engages or will engage in any dealings or transactions, or is or will be otherwise associated, with any such blocked person. No part of the proceeds or the Loan will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the Foreign Corrupt Practices Act of 1977, as amended. Lender will not transfer any funds to and will not accept any amounts from Borrower if Borrower cannot make the foregoing representations and warranties or if Lender has a reasonable basis for belief that such representations and warranties are not true. Borrower agrees promptly to notify Lender should Borrower become aware of any change in the information set forth in these representations and warranties.

Section 3.7 Federal Reserve Board Regulations. No part of the proceeds of the Loan will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve Borrower in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute any of the value of the consolidated assets of Borrower and its subsidiaries, if any, and Borrower does not have any present intention that margin stock will constitute any of the value of such assets. As used in this Section, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U.

Section 3.8 Investment Company Act and Public Utility Holding Company Act. Neither Borrower, Property Owner, nor any subsidiary of Borrower or Property Owner, if any, is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, the Interstate Commerce Act, as amended, or the Federal Power Act as amended.

Section 3.9 Exempt Status of Transactions Under Securities Act and Representations Relating Thereto. Neither Borrower, Property Owner nor anyone acting on their behalf, has (a) solicited offers to make all or any part of the Loan, from more than 35 Persons or (b) otherwise approached, negotiated or communicated with more than 35 Persons regarding the making of all or any part of the Loan by such Person(s). Neither Borrower, Property Owner nor anyone acting on their behalf has taken, or will take, any action that would subject the making of the Loan to the registration requirements of Section 5 of the Securities Act of 1933, as amended.

Section 3.10 ERISA Compliance.

(a) Neither Borrower, Property Owner nor any Constituent Entity (as hereinafter defined) is or shall be (i) an “employee benefit plan” within the meaning of Section 3(3) of ERISA, regardless of whether such plan is actually subject to ERISA, (ii) a plan to which Section 4975 of the Code applies, or (iii) an entity the underlying assets of which include ERISA “plan assets” by reason of a plan’s investment in the entity (e.g., insurance company general or separate account; bank commingled find). “Constituent Entity” means an entity that holds a direct or indirect interest in Borrower or Property Owner other than the shareholders of KBS Real Estate Investment Trust II, Inc.

(b) Transactions by or with Borrower or Property Owner are not and will not be subject to any Legal Requirements regulating investments of and fiduciary obligations with respect to an “employee benefit plan” within the meaning of Section 3(3) of ERISA, regardless of whether such plan is actually subject to ERISA.

(c) Any liability or obligation that Borrower or Property Owner (or any Constituent Entity) may have in respect of an employee benefit plan as defined in Section 3(3) of ERISA, regardless of whether such plan is actually subject to ERISA, has been and shall continue to be satisfied in full.

Section 3.11 First Loan Documents. All of the First Loan Documents are identified on Exhibit C attached hereto and made a part hereof. All conditions precedent to, and requirements for, the advance of the First Loan funds by First Lender have been fully satisfied or waived as of the date hereof.

ARTICLE IV

COVENANTS OF BORROWER

Borrower covenants and agrees that, until all of the Obligations have been paid and performed in full:

Section 4.1 Punctual Payment of Loan. Borrower will duly and punctually pay or cause to be paid the principal and interest on the Loan and all interest, fees and premiums provided for in this Agreement and the Note, all in accordance with the terms of this Agreement and the Note, as well as all other sums owing pursuant to the other Loan Documents.

Section 4.2 Performance of First Loan Documents. Borrower will, or will cause Property Owner to, duly and punctually pay all amounts, and perform all obligations, required to be paid or performed under each of the First Loan Documents. Borrower shall not permit Property Owner to amend or modify any of the First Loan Documents without Lender’s prior written consent, to the extent Lender’s approval is required under the terms and conditions of the Intercreditor Agreement.

Section 4.3 Incorporation by Reference. All the covenants, conditions and agreements contained in the Note and the other Loan Documents are hereby made a part of this Agreement to the same extent and with the same force as if fully set forth herein.

Section 4.4 Insurance. Borrower shall cause the Property Owner to obtain and maintain all insurance for the Property Owner, Borrower and the Property in accordance with the terms of the First Loan Documents naming Lender as additional insured and providing at least the following coverages:

(a) “All Risk” insurance on the Improvements and the Personal Property insuring against loss or damage by fire and against loss or damage by other risks now covered by “All Risk” insurance, in form and substance satisfactory to Lender, and in an amount equal to at least one hundred percent (100%) of the full replacement cost of the Improvements and the Personal Property, including work performed for tenants, without deduction for depreciation and with such other deductibles, if any, as are satisfactory to Lender, in its discretion. Such insurance shall include an endorsement for demolition and increased cost of construction and an agreed amount endorsement for the estimated replacement cost. The “All Risk” insurance policy shall not exclude from coverage any loss arising from the perils of terrorist acts or, in the alternative, Borrower shall cause Property Owner to maintain a separate insurance policy covering terrorist acts and, in either case, the coverage for damage caused by terrorist acts shall be on a 100% replacement cost basis with a deductible acceptable to Lender (such insurance coverage shall be referred to herein as “Terrorism Insurance”). Property Owner’s Terrorism Insurance coverage may be part of a blanket insurance policy provided that the blanket coverage (i) is acceptable to

Lender, in its discretion, (ii) contains an endorsement to the policy showing Lender as a certificate holder and additional insured and (iii) contains a specific allocation of value and deductible related to the coverage on the Property and provides that such value and deductible may not be affected by any claims or other matters related to the other properties covered by the blanket policy.

(b) Commercial general liability insurance against claims for bodily injury, personal injury or property damage, occurring in, on, under or about the Property or in, on, under or about the adjoining streets, sidewalks and passageways; such insurance to be in amounts and in form and substance satisfactory to Lender;

(c) Rent or business income insurance in an amount not less than the greater of $18,100,000 or one year’s aggregate rentals, including minimum rentals, escalation charges, percentage rents (based on sales projections acceptable to Lender) and other additional rentals, and any other amounts payable by tenants and other occupants at the Property pursuant to Leases or otherwise, which amount shall be increased from time to time upon the leasing of space at the Property or upon each increase in such aggregate rentals;

(d) If the Improvements are located in a flood hazard area, flood insurance on the Improvements in an amount equal to the lesser of full replacement cost thereof or the maximum amount of insurance obtainable;

(e) Insurance, in such amounts as Lender shall from time to time require, against loss or damage from leakage or explosion of steam boilers, air conditioning equipment, pressure vessels or similar apparatus, now or hereafter installed in or on the Property; and

(f) Such other insurance, and any replacements, substitutions or additions thereto as shall at any time be required by Lender against other insurable hazards, including earthquake and terrorism, each in such amount as Lender shall determine.

(g) Borrower shall not permit Property Owner to carry separate insurance, concurrent in kind or form and contributing in the event of loss with any insurance required hereunder. Property Owner may, however, effect for its own account any insurance not required pursuant to the provisions of this Agreement, but any such insurance effected by Property Owner on the Property, whether or not required pursuant to this Section 4.4, shall be for the mutual benefit of Property Owner and Lender, as their respective interests may appear, and shall be subject to all other provisions of this Section 4.4.

(h) All insurance provided for in this Section 4.4 shall be effected under valid and enforceable policies issued by financially responsible insurers satisfactory to Lender, rated by A.M. Best as “A” or better and as having a class size of at least “X(10)” and authorized to do business in the State, with deductibles acceptable to Lender and otherwise in form and substance acceptable to Lender. An original of all certificates evidencing such policies with Accord 28 (2003/10 version) and Accord 25 shall be deposited with and held by Lender and shall contain the standard non-contributory Lender clause in favor of Lender and a waiver of subrogation endorsement, all in form and content satisfactory to Lender. All such policies shall contain a provision that such policies will not be cancelled or materially amended (including any reduction in the scope or limits of coverage), without at least ten (10) days’ prior written notice to Lender. Not less than ten (10) days prior to the expiration dates of the expiring policies theretofore furnished pursuant to this Section 4.4, originals of all certificates evidencing such policies with Accord 28 (2003/10 version) and Accord 25 bearing notations evidencing the full payment of the annual premium or accompanied by other evidence satisfactory to Lender of such payment shall be delivered by Borrower to Lender.

(i) If Borrower fails to furnish to Lender and keep in force the original policies of insurance required by this Section 4.4, Lender, at its option, may procure such insurance, which procurement, at Lender’s further option, may be by the purchase of insurance policies or by the addition of the Property to Lender’s blanket policy. In the event that Lender has exercised either of such options, promptly upon demand by Lender, Borrower (i) will reimburse Lender for all premiums on the policies purchased by Lender or (ii) in the event Lender has added the Property to its blanket policy, will pay to Lender an amount equal to the estimated cost of the insurance coverage which Lender has added to its blanket policy had such coverage been obtained under a separate policy and not under a blanket policy, in either case, with interest thereon at the Default Rate from the date Lender pays such premiums to the date Borrower repays such premiums to Lender in full. Until they are so repaid, this Agreement shall secure the amount of such premiums and interest.

(j) If the Property shall be damaged or destroyed, in whole or in part, by fire or other casualty, Borrower shall give prompt notice of such damage to Lender and shall cause Property Owner to promptly commence and diligently prosecute the completion of the repair and restoration of the Property as nearly as possible to the condition the Property was in immediately prior to such fire or other casualty, with such alterations as may be approved by Lender (“Restoration”). Borrower shall, or shall cause Property Owner to, pay all costs of such Restoration whether or not such costs are covered by insurance. Lender may, but shall not be obligated to make proof of loss if not made promptly by Property Owner or Borrower.

(k) In the event of foreclosure of the Pledge Agreement, or other transfer of title to the Pledged Interests and/or the other Collateral in extinguishment in whole or in part of the Debt all right, title and interest of Property Owner in and to such Policies then in force concerning the Property and all proceeds payable thereunder shall thereupon vest in the purchaser at such foreclosure or Lender or other transferee in the event of such other transfer of ownership interest or title.

(l) Notwithstanding anything to the contrary contained in this Section 4.4, (i) the rights of Lender hereunder are subordinate to the rights of First Lender under the First Security Instrument and with respect to any insurance proceeds payable in connection with the Property and (ii) for so long as the Property Owner is in compliance with the terms and conditions of the First Security Instrument with respect to insurance coverages, in the event of any differences or inconsistencies between the terms and conditions of this Section 4.4 and the terms and conditions of the First Security Instrument, the terms of the First Security Instrument with respect to insurance coverages will control and be binding on Borrower, Property Owner and Lender, and the Property Owner shall only be obligated to maintain such insurance policies as required by of the First Security Instrument.

Section 4.5 Payment of Taxes, etc. Borrower shall, or shall cause the Property Owner to, promptly pay all taxes, assessments, water rates, sewer rents, governmental impositions, and other charges, including without limitation vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Land, now or hereafter levied or assessed or imposed against the respective Property or any part thereof (“Taxes”), all ground rents, maintenance charges and similar charges, now or hereafter levied or assessed or imposed against the respective Property or any part thereof (“Other Charges”), and all charges for utility services provided to the Property as same become due and payable. Borrower will, or will cause Property Owner to, deliver to Lender, promptly upon Lender’s request, evidence satisfactory to Lender that the Taxes, Other Charges and utility service charges have been so paid or are not then delinquent. Borrower shall not suffer and shall promptly cause Property Owner to pay and discharge any lien or charge whatsoever which may be or become a lien or charge against the Property. Except to the extent sums sufficient to pay all Taxes and Other Charges have been deposited with Lender in accordance with the terms of this Agreement, Borrower shall, or shall cause Property Owner to, furnish to Lender paid receipts for the payment of the Taxes and Other Charges prior to the date the same shall become delinquent. Notwithstanding the foregoing, Borrower shall have the right to contest the validity, applicability or amount, in whole or in part, of Taxes, Other Charges and utility service charges pursuant to the terms of the First Security Instrument. Notwithstanding anything herein to the contrary, if, and for so long as, Borrower is not in default pursuant to any of the Loan Documents, Borrower shall have the right to contest the amount or the validity, in whole or in part, of any Taxes and Other Charges (as hereinafter defined), by appropriate proceedings diligently conducted in good faith and without cost or expense to Lender. Provided Borrower is in compliance with the provisions of the next sentence, Borrower may postpone or defer payment of such Taxes and Other Charges if Borrower, on or before the due date thereof, shall (1) deposit or cause to be deposited with Lender a surety bond issued by a surety company of recognized responsibility acceptable to Lender, guaranteeing and securing the payment in full of such Taxes and/or Other Charges, as applicable, pending the determination of such contest, (2) deposit or cause to be deposited with Lender an amount equal to one hundred (100%) percent of such Taxes and Other Charges, as applicable, or any balance thereof remaining unpaid, and from time to time, but not more frequently than quarterly, deposit amounts in order to keep on deposit at all such times an amount equal to one hundred (100%) percent of the Taxes and Other Charges, as applicable, remaining unpaid, or (3) furnish or cause to be furnished to Lender other security reasonably satisfactory to Lender. If such deposit is made or such security furnished and Borrower continues in good faith to contest the validity of such Taxes and Other Charges by appropriate legal proceedings which shall operate to prevent the collection of such Taxes and Other Charges so contested, the imposition of interest, fines or other penalties with respect to such Taxes and Other Charges and the sale of the Collateral or any part thereof to satisfy such Taxes and Other Charges, Borrower shall have no obligation to pay such Taxes and Other Charges until such time as it has been finally determined to be a valid, due and payable Taxes and Other Charges. Upon termination of any such proceeding, or at any earlier time that Borrower shall have been adjudicated liable for the payment of such Taxes and Other Charges, Borrower shall pay in full the amount of any such Taxes and Other Charges or part thereof as shall have been finally determined in such proceeding, together with all liabilities in connection therewith. Lender shall have the full power and authority to apply or require the application of any amounts that may have been deposited pursuant to this Section 4.5 to payment of any unpaid Taxes and Other Charges. However, Lender shall not have any liability for application of, or failure to apply, any amount so deposited, except for Lender’s intentional and willful failure to apply a deposited amount after Borrower shall have notified Lender of such final decision and Borrower or the Person making such deposit shall have requested in writing the application of such amount to the payment of the particular Taxes and Other Charges with respect to which it was deposited. Lender shall repay to Borrower, or as directed by Borrower, the remainder of any such deposit after payment in full of the related Taxes and Other Charges, unless Borrower shall be in default pursuant to any of the Loan Documents. If a default then exists, Lender may, in its discretion, apply all or any part of such remainder to the curing of such default. After the curing of all such defaults (and the payment in full of all then due and payable Taxes and Other Charges), Lender shall pay the remainder of such surplus, if any, to Borrower. Notwithstanding anything to the contrary contained herein, to the extent that Borrower has deposited any sums required under Section 1.02(H) of the First Security Instrument with First Lender, Borrower shall not be obligated to deposit any sums required under this Section 4.5 with Lender.

Section 4.6 Escrow Fund. Subject to the right of the First Lender to collect an escrow fund under the First Loan Documents, in addition to the initial deposits with respect to Taxes and insurance premiums made by Property Owner to Lender on the date hereof to be held by Lender in escrow, provided First Lender has not elected to establish such an escrow fund, or the First Loan is no longer outstanding, Borrower shall cause Property Owner pay to Lender, on the tenth (10) day of each calendar month (a) one-twelfth of an amount which would be sufficient to pay the Taxes payable, or estimated by Lender to be payable, during the next ensuing twelve (12) months and (b) if the Property is not insured under a blanket policy, one-twelfth of an amount which would be sufficient to pay the Insurance Premiums due for the renewal of the coverage afforded by the Policies upon the expiration thereof (the amounts in Clauses (a) and (b) above shall be called “Escrow Fund”). Borrower agrees to, or shall cause Property Owner to, notify Lender immediately of any changes to the amounts, schedules and instructions for payment of any Taxes and insurance premiums of which it has obtained knowledge and authorizes, and shall cause Property Owner to authorize, Lender or its agent to obtain the bills for Taxes and Other Charges directly from the appropriate taxing authority. The Escrow Fund and the payments of interest or principal or both, payable pursuant to the Note shall be added together and shall be paid as an aggregate sum by Borrower to Lender. Lender will apply the Escrow Fund to payments of Taxes and (if escrow payments are made for such purposes) Insurance Premiums required to be made by Property Owner or Borrower pursuant to Sections 4.4 and 4.5 hereof. Any interest earned on the Escrow Fund shall become a part of the Escrow Fund. If the amount of the Escrow Fund shall exceed the amounts due for Taxes and insurance premiums pursuant to Sections 4.4 and 4.5 hereof, Lender shall, in its discretion, return any excess to Property Owner or Borrower or credit such excess against future payments to be made to the Escrow Fund. In allocating such excess, Lender may deal with the person shown on the records of Lender to be the owner of the Property. If Lender believes that the Escrow Fund is not sufficient to pay the items set forth in Clauses (a) and (b) of this Section, Borrower shall, or shall cause Property Owner to, promptly pay to Lender, upon demand, an amount which Lender shall estimate as sufficient to make up the deficiency and Lender may immediately readjust the amount of the monthly deposits to the Escrow Fund. The Escrow Fund shall not constitute a trust fund and may be commingled with other monies held by Lender. No earnings or interest on the Escrow Fund shall be payable to Property Owner or Borrower.

Notwithstanding the foregoing, Borrower shall not be required to cause Property Owner to make deposits for Taxes and insurance premiums into the Escrow Fund as set forth above, provided that (i) Property Owner makes such deposits for Taxes and insurance premiums into an Escrow Fund established pursuant to the First Loan Documents and held by First Lender for the payment of Taxes and insurance premiums and (ii) upon the request of Lender, Borrower shall deliver evidence of the timely payment of the Taxes and insurance premiums to Lender within three (3) Business Days of request therefor by Lender. Upon the failure of Borrower to comply with the provisions of the immediately preceding sentence, Borrower shall be subject to and shall immediately comply with each and every provision of the first paragraph of this Section 4.6.

Section 4.7 Condemnation.

(a)  Borrower shall promptly give, or cause Property Owner to promptly give, Lender notice of the actual or threatened commencement of any condemnation or eminent domain proceeding and shall deliver to Lender copies of any and all papers served and/or received in connection with such proceedings. Lender may participate in any such proceedings, and Borrower shall, or shall cause Property Owner to, from time to time deliver to Lender all instruments requested by it to permit such participation. Borrower shall cause Property Owner, at Property Owner’s expense, to diligently prosecute any such proceedings, and shall consult with Lender, its attorneys and experts, and cooperate with them in the carrying on or defense of any such proceedings. Notwithstanding any taking by any public or quasi-public authority through eminent domain or otherwise (including but not limited to any transfer made in lieu of or in anticipation of the exercise of such taking), Borrower shall continue to pay the Debt at the time and in the manner provided for its payment in the Note and in this Agreement and the Debt shall not be reduced until any award or payment therefor shall have been actually received and applied by Lender, after the deduction of expenses of collection, to the reduction or discharge of the Debt. Lender shall not be limited to the interest paid on the award by the condemning authority but shall be entitled to receive out of the award interest at the rate or rates provided herein or in the Note. Subject to the rights of the First Lender, if the Property or any portion thereof is taken by a condemning authority, Borrower shall cause Property Owner to promptly commence and diligently prosecute the Restoration of the Property. If the Property is sold, through foreclosure or otherwise, prior to the receipt by Lender of the award or payment, Lender shall have the right, whether or not a deficiency judgment on the Note shall have been sought, recovered or denied, to receive the award or payment, or a portion thereof sufficient to pay the Debt. Notwithstanding anything to the contrary contained in this Section 4.7, (i) the rights of Lender hereunder are subordinate to the rights of First Lender under the First Security Instrument and (ii) for so long as no Event of Default has occurred and is continuing and the First Loan is outstanding, in the event of any inconsistencies between the terms and conditions of this Section 4.7 and the terms and conditions the First Security Instrument, the terms of the First Security Instrument will control and be binding on Borrower, Property Owner and Lender.

Section 4.8 Leases and Rents.

(a)  Performance of Lessor’s Covenants. Property Owner, as lessor, has entered and will enter into leases or licenses with tenants, as tenants or licensees, respectively, for parts or all of the Property. Borrower shall cause Property Owner to faithfully perform the lessor’s covenants under the Leases. Borrower shall cause Property Owner to not do, nor neglect to do, nor permit to be done (other than enforcing the terms of such Leases and exercising the lessor’s remedies thereunder following a default or event of default on the part of any tenant in the performance of its obligations pursuant to the Lease), anything which may cause the modification or termination of any of the Leases, or of the obligations of any tenant or any other person claiming through such tenant, or which may diminish or impair the value of any Lease or the rents provided for therein, or the interest of the lessor or of Lender therein or thereunder.

(b)     Notice of Default. Borrower shall, or shall cause Property Owner to, give Lender immediate notice of any notice of a material default or of any Event of Default, extension, renewal, expansion, surrender or cancellation given to or received from any tenant or from any other Person with respect to any Lease and shall furnish Lender with a copy of each such notice.

(c)     Covenants Regarding Leases. Borrower shall cause Property Owner to not, without the prior written consent of Lender obtained in each instance:

(i) lease to any Person, all or any part of the space in, on or over any of the Premises;

(ii) cancel, terminate or accept a surrender or suffer or permit any cancellation, termination or surrender of any Lease or any guaranty of any Lease;

(iii) modify any Lease so as to (i) reduce the term thereof or the Rents payable thereunder, (ii) change any renewal provision contained therein, (iii) otherwise increase any obligation of Property Owner thereunder, or (iv) reduce any obligation of tenant thereunder;

(iv) commence any summary proceeding or other action to recover possession of any space demised pursuant to any Lease, other than a proceeding brought in good faith by reason of a default of any tenant;

(v) receive or collect, or permit the receipt or collection of, any Rents for more than one month in advance of the payment due dates;

(vi) extend any present Lease other than in accordance with the terms presently provided for therein;

(vii) suffer or permit to occur any release of liability of any tenant or the accrual of any right in any tenant to withhold payment of any Rent;

(viii) sell, assign, transfer, mortgage, pledge or otherwise dispose of or encumber, whether by merger, consolidation, operation of law or otherwise, any Lease or any Rents;

(ix) alter, modify or change the terms of any guaranty of any Lease or consent to the release of any party thereto; or

(x) request, consent, agree to, or accept, the subordination of any Lease to any mortgage (other than the First Security Instrument) or other encumbrance now or hereafter affecting the Premises.

Notwithstanding the foregoing, to the extent Lender’s approval is required under this Section 4.8, such approval shall be deemed given if First Lender approves of (or is deemed to have approved of) the same

Section 4.9 Maintenance of Property.

(a)  Maintenance and Repairs. Borrower, at its sole cost and expense, shall, or shall cause Property Owner to (1) take good care of the Property and the sidewalks and curbs adjoining the Property and keep the same in good order and condition, (2) make all necessary repairs thereto, interior and exterior, structural and nonstructural, ordinary and extraordinary, foreseen and unforeseen, (3) not commit or suffer to be committed any waste of the Property, and (4) not do or suffer to be done anything which will increase the risk of fire or other hazard to the Property or any part thereof.

(b)  Standard of Repairs. The necessity for and adequacy of repairs to the Property pursuant to Section 4.9(a) shall be measured by the standard which is appropriate for a first class office building and related facilities of similar construction and type located in the suburban northern New Jersey area. Further, Borrower shall, or shall cause Property Owner to, make all repairs necessary to avoid any structural damage to the Improvements and to keep the Property in a proper condition for its intended use. When used in this Section 4.9, the terms “repair” and “repairs” shall include all necessary renewals and replacements. Borrower shall, or shall cause Property Owner to, make all repairs with new, first-class materials and in a good, substantial and workmanlike manner which shall be equal or better in quality and class to the original work.

(c)  Removal of Equipment. Borrower and Property Owner shall have the right, at any time and from time to time, to remove and dispose of equipment which may have become obsolete or unfit for use or which is no longer useful in the operation of the Property. Borrower shall, or shall cause Property Owner to, promptly replace all equipment so disposed of or removed with other equipment of a value and serviceability equal to or greater than the original value and serviceability of the equipment so removed or disposed of, free of all liens, claims or other encumbrances. If by reason of technological or other developments in the operation and maintenance of buildings of the general character of the Improvements, no replacement of the building equipment so removed or disposed of is necessary or desirable in the proper operation or maintenance of the Improvements, Borrower shall not be required to replace same. The security interest of this Agreement shall cover all such replacement equipment.

Section 4.10 Hazardous Substances.

(a)   Borrower shall, and shall cause Property Owner to, maintain the Property in compliance with, and shall not cause or permit the Property to be in violation of, any applicable Environmental Requirements. Notwithstanding the foregoing, Borrower shall not be in default under this Section 4.10(a) provided that (i) as of the date hereof, Lender had actual (as opposed to implied or constructive) knowledge of any violation of Environmental Requirements or (ii) any such violation was not identified in any environmental report obtained by Borrower, Property Owner, or any Affiliate of the foregoing. Borrower shall not, and shall cause Property Owner not to, and shall not knowingly permit any lessee or occupant of the Property to, use, generate, manufacture, store, maintain, dispose of or permit to exist in, on, under or about the Property any Hazardous Substances. Borrower shall, and shall cause Property Owner to, at all times, comply fully and in a timely manner, and cause all of their respective employees, agents, contractors and subcontractors on the Property to so comply, with all applicable Environmental Requirements. The obligations of Borrower pursuant to this Section 4.10(a) shall terminate upon the payment in full of the Loan.

(b)    Without Lender’s prior written consent, Borrower shall not, and shall cause Property Owner not to, (a) take any remedial action in response to the presence of any Hazardous Substances in, on, under or about the Property, or (b) enter into any settlement agreement, consent decree or other compromise in respect of any such Hazardous Substances or any Environmental Claims. However, Lender’s prior consent shall not be necessary in the event that the presence of any Hazardous Substances in, on, under or about the Property either poses an immediate threat to the health, safety or welfare of any individual or is of such a nature that an immediate remedial response is necessary and it is not possible to obtain Lender’s consent before taking such action. In such event, Borrower shall, or shall cause Property Owner to, notify Lender as soon as practical of any action so taken. Lender shall not withhold its consent, where such consent is required hereunder, if either (a) a particular remedial action is ordered by a court of competent jurisdiction, or (b) Borrower establishes to the satisfaction of Lender that there is no reasonable alternative to such remedial action which would result in less impairment to the Property.

(c)    Lender, if it so elects, shall have the right to join and participate as a party in any legal proceedings or actions initiated by any Person in connection with any Environmental Claim and, in such case, Borrower shall pay all of Lender’s attorneys’ fees and expenses incurred in connection therewith; provided that such Environmental Claim did not accrue prior to the date hereof and provided further that Lender did not have actual (as opposed to implied or constructive) knowledge of such Environmental Claim.

Section 4.11 Compliance With Legal Requirements. Borrower shall, or shall cause Property Owner to, promptly comply with any and all applicable Legal Requirements including maintaining the Property in compliance with all Legal Requirements. Borrower shall not, and shall cause Property Owner not to, bring or keep any article upon the Property or cause or permit any condition to exist thereon which would be prohibited by or could invalidate any insurance coverage maintained, or required hereunder to be maintained, by Borrower on or with respect to any part of the Property. Borrower shall, and shall cause Property Owner to, do all other acts which from the character or use of the Property may be necessary to protect the Property. Upon request of Lender, Borrower shall, or shall cause Property Owner to, furnish to Lender a copy of any license, permit or approval required by any Governmental Authority with respect to the Property and/or the operations conducted thereon.

Section 4.12 Compliance With Instruments of Record. Borrower shall, and shall cause Property Owner to, promptly perform and observe, or cause to be performed and observed,

all terms, covenants and conditions of all instruments of record affecting the Property, non-compliance with which may affect the security interest of this Agreement, or which may impose any duty or obligation upon Borrower or Property Owner or any lessee or other occupant of the Property or any part thereof. Borrower shall, and shall cause Property Owner to, do or cause to be done all things necessary to preserve intact and unimpaired all easements, appurtenances and other interests and rights in favor, or constituting any part, of the Property.

Section 4.13 Alteration of Secured Property. Borrower shall not, and shall cause Property Owner to not, demolish, remove, construct, restore, add to or alter any portion of the Property or any extension thereof, or consent to or permit any such demolition, removal, construction, restoration, addition or alteration without Lender’s prior written consent, except for (1) initial tenant improvement work provided for in any Lease in effect on the date hereof and in any other Lease entered into by Property Owner in accordance with this Agreement, and (2) ordinary, non-structural maintenance work. Notwithstanding the foregoing, Lender shall not unreasonably withhold its consent to structural maintenance work. Notwithstanding the foregoing, or anything stated to the contrary in this Agreement, Lender hereby consents to Property Owner’s undertaking the repair work and capital work described in Exhibit D.

Section 4.14 Parking. Borrower shall, and shall cause Property Owner to, comply with all Legal Requirements for parking and shall grant no parking rights in the Property other than those provided for in existing Leases and/or any future Leases, except with Lender’s prior written consent. The Property shall contain at all times not less than 1,825 parking spaces (at a ratio of not less than 3.31 parking spaces per 1,000 square feet of leaseable area), for standard-size American automobiles, such parking spaces to be located upon the Land. If any part of the automobile parking areas included within the Property is taken by condemnation or such areas are otherwise reduced, Borrower shall, or shall cause Property Owner to, provide parking facilities in kind, size and location as required to comply with all Leases and with the parking requirements set forth herein. Any lease or other contract for such facilities must be assignable and must be otherwise in form and substance satisfactory to Lender. Before entering into any such lease or other contract, Borrower shall, or shall cause Property Owner to, furnish to Lender satisfactory assurance of the completion of such facilities free of all liens and in conformity with all Legal Requirements.

Section 4.15 Entry on Secured Property. Lender or its representatives may enter upon and inspect the Property at all reasonable times.

Section 4.16 No Consent to Alterations or Repairs. Nothing contained in this Agreement shall in any way constitute the consent or request of Lender, expressed or implied, by inference or otherwise, to any contractor, subcontractor, laborer or materialman for the performance of any labor or the furnishing of any materials for any specific improvement, alteration or repair of the Property or any part thereof.

Section 4.17 Use of Property by Property Owner. Borrower shall cause Property Owner to use, or cause to be used, the Property principally and continuously as and for a first-class office building. Borrower shall cause Property Owner to not use, or permit the use of, the Property or any part thereof, for any other principal use without the prior written consent of Lender. Borrower shall cause Property Owner to not initiate or acquiesce to any change in any zoning or other land use classification now or hereafter in effect and affecting the Property or any part thereof without in each case obtaining Lender’s prior written consent thereto.

Section 4.18 Use of Property by Public. Borrower shall cause Property Owner to not suffer or permit the Property, or any part thereof, to be used by the public as such, without restriction or in such manner as might impair Lender’s security interest in the Property or any part thereof, or in such manner as might make possible a claim or claims of adverse usage or adverse possession, or of any implied dedication to the public of the Property or any part thereof.

Section 4.19 Management. Management of the Premises shall be satisfactory to Lender in Lender’s reasonable discretion and shall be performed by Property Owner or a management company approved in writing by Lender in Lender’s reasonable discretion and under a management contract satisfactory to Lender in Lender’s reasonable discretion, which management contract shall be subject and subordinate to the rights and title of Lender under this instrument.

Section 4.20 Financial Statements. Borrower and Property Owner shall keep and maintain complete and accurate books and records of the earnings and expenses of the Property and, without expense to Lender, furnish to Lender, within one hundred twenty (120) days after the end of each fiscal year of Property Owner, including the fiscal year during which the Loan is closed, an annual financial statement prepared and certified by Borrower, in accordance with generally accepted accounting principles relating to real estate of the same type as the Property consistently applied, which shall include: (1) a statement of cash flows by Property Owner with respect to the Property, (2) a balance sheet by Property Owner with respect to the Property, (3) a detailed summary of operations relating to the ownership and operation of the Property, including all rents and other income derived therefrom and all operating and capital expenses paid or incurred in connection therewith, and (4) a certified Rent Roll with respect to the Property and other pertinent information regarding the leasing as may be required by Lender. In addition to such annual financial statements, Borrower shall, and shall cause Property Owner to, furnish to Lender such interim financial statements, which shall include the information described in the foregoing clauses (1) through (4), as Lender shall require.

Section 4.21 Right to Inspect Books and Records. Lender or its representatives shall have the right to examine and make copies of all books and records and all supporting vouchers and data related to the Property. Such examination may occur at the Property or at Property Owner’s principal place of business and shall be at Borrower’s sole cost and expense.

Section 4.22 Payment For Labor and Materials. Borrower shall, and shall cause Property Owner to, do or cause to be done everything necessary so that Lender’s security interest shall be fully preserved, at the sole cost of Borrower. Borrower shall, or cause Property Owner to, shall discharge, pay or bond, or cause to be discharged, paid or bonded, from time to time when the same shall become due, all lawful claims and demands of mechanics, material men, laborers and others which, if unpaid, might result in, or permit the creation of, a lien on the Property or any part thereof, or on the revenues, rents, issues, income or profits arising therefrom. Notwithstanding the foregoing, Borrower shall have the right to contest the validity, applicability or amount, in whole or in part, of an asserted lien pursuant to the terms of the First Security Instrument.

Section 4.23 Existence. Borrower shall, and shall cause Property Owner to, do all things necessary to preserve and keep in full force and effect its existence, franchises, rights and privileges under the laws of the state of its formation and of the State, as applicable, and shall comply with all applicable Legal Requirements.

Section 4.24 Further Indemnities. In addition to any other indemnities contained in the Loan Documents, Borrower hereby agrees to indemnify and hold Lender harmless from and against all losses, liabilities, suits, obligations, fines, damages, penalties, claims, costs, charges and expenses, including architects’, engineers’ and attorneys’ fees and disbursements which may be imposed upon, incurred or asserted against Lender by reason of: (1) any capital improvements, other work or things, done in, on, under or about the Property or any part thereof, (3) any use, nonuse, misuse, possession, occupation, alteration, repair, condition, operation, maintenance or management of the Property or any part thereof or any street, drive, sidewalk, curb, passageway or space adjacent thereto, (4) any negligence or willful act or omission on the part of Borrower, Property Owner, any lessee or any agent, contractor, servant, employee, licensee or invitee of any lessee or of Borrower or Property Owner, (5) any accident, injury (including death) or damage to any person or property occurring in, on, under or about the Property or any part thereof or in, on, under or about any street, drive, sidewalk, curb, passageway or space adjacent thereto, (6) any default under any Loan Document or any Event of Default, (7) any lien or claim arising or alleged to have arisen on or against the Property or any part thereof under any Legal Requirement or any liability asserted against Lender with respect thereto, (8) any tax attributable to the execution, delivery, filing or recording of any Loan Document, (9) any contest permitted pursuant to the provisions of this Agreement, or (10) the enforcement or attempted enforcement of this indemnity.

Section 4.25 Absence of Insurance. The obligations of Borrower under this Agreement and the other Loan Documents shall not in any way be affected by (1) the absence, in any case, of adequate insurance, (2) the amount of the insurance or (3) the failure or refusal of any insurer to perform any obligation required to be performed by it pursuant to any insurance policy affecting the Property. If any claim, action or proceeding is made or brought against Lender by reason of any event as to which Borrower is obligated to indemnify Lender, then, upon demand by Lender, Borrower, at Borrower’s sole cost and expense, shall resist or defend such claim, action or proceeding in Lender’s name, if necessary, by such attorneys as Lender shall approve. Notwithstanding the foregoing, Lender may engage its own attorneys, in its discretion, to defend it or to assist in its defense, and Borrower shall pay the fees and disbursements of such attorneys and, until so paid, such amounts shall bear interest at the Default Rate and shall be secured by the Pledge Agreement.

Section 4.26 Intentionally Deleted.

Section 4.27 Transfer or Further Encumbrances.

(a)    Prohibition on Transfers, Liens or Further Encumbrances. Except with the prior written consent of Lender, neither Borrower, Property Owner, nor any other Person, may transfer, convey, assign, sell, alienate, mortgage, encumber, pledge, hypothecate, grant a security interest in, or otherwise dispose of (in each instance whether voluntarily or involuntarily, by operation of law or otherwise, directly or indirectly, and, in each case, also prohibiting the granting of an option or the execution of an agreement relating to any of the foregoing):

(i) all or any part of the Property and/or the Rents, or any interest therein; or

(ii) any legal or beneficial ownership interest in Borrower, Property Owner or in any of their respective constituent entities, whether direct or indirect, and on all levels, whether made directly or through an intermediary, and whether made in one transaction or effected in more than one transaction.

Without limiting the generality of the foregoing, for purposes of this Section 4.27, a transfer or disposition of the Property (or the Rents, as applicable) or any part thereof or interest therein shall include (a) the change of Borrower’s or Property Owner’s type of organization, jurisdiction of organization or other legal structure, (b) the transfer of the Property or any part thereof or interest therein to a cooperative corporation or association, (c) the conversion of all or any part of the Property or interest therein to a condominium form of ownership, (d) any lease for space in any Improvements for purposes other than occupancy by the tenant, (e) any lease for space in the Improvements containing an option to purchase, (f) any conditional sale or any title retention agreement with regard to, all or any part of the Property or the Rents and (g) unless Borrower has provided Lender with at least thirty (30) days prior written notice thereof, any change of Borrower’s name, place of business or, if Borrower has more than one place of business, any change of its chief executive office, or any change of Borrower’s mailing address or organizational identification number if it has one. Any action or event described in this Section 4.27 is herein called a “Transfer” and all Transfers are prohibited without the prior written consent of Lender.

Section 4.28 Acceleration of Obligations. In the event of a Transfer without the prior written consent of Lender, Lender may, without limiting any other right or remedy available to Lender at law, in equity or by agreement with Borrower, and in Lender’s discretion, and without regard to the adequacy of its security, accelerate the maturity of the Note and require the payment of all then existing Obligations. The giving of consent by Lender to a Transfer in any one or more instances shall not limit or waive the need for such consent in any other or subsequent instances.

Section 4.29 Expenses. Promptly after Lender’s demand therefor, Borrower shall pay Lender for all costs and expenses, including attorneys’ fees and expenses and costs of obtaining evidence of title, incurred by Lender in connection with any action, suit, legal proceeding, claim or dispute (a) arising under or in connection with the performance of any rights or obligations under any Loan Document or affecting the Obligations or the Property, (b) involving any insurance proceeds or condemnation awards with respect to the Property, (c) to protect the security hereof, (d) as to any concern of Lender with the condition of the Property, or (e) of any other kind or nature in which Lender is made a party relating to the Property or the Loan, or appears as a party, including those related to the estate of an insolvent or decedent or any bankruptcy, receivership, or other insolvency under any chapter of the Bankruptcy Code, as amended, or any other insolvency proceeding or any exercise of the power of sale or judicial foreclosure as set forth in this Agreement. If the Obligations are referred to attorneys for collection, foreclosure or any cause set forth in Article VII, Borrower shall pay all costs and expenses incurred by Lender, including attorneys’ fees and expenses, all costs of collection, litigation costs and costs (which may be estimated as to items to be expended after completion of any foreclosure or other action) of procuring title insurance policies, whether or not obtained, Torrens certificates and similar assurances with respect to title and value as Lender may deem necessary together with all statutory costs, with or without the institution of an action or proceeding. All costs and expenses described in this Section 4.29, with interest thereon at the Default Rate from the date paid by Lender to the date paid by Borrower, shall be paid by Borrower on demand, and shall be secured by the Pledge Agreement.

Section 4.30 Declaration. This section shall be subject to the terms of the First Loan Documents.

(a)    Borrower shall not, and shall cause Property Owner not to, enter into, authorize, approve or agree to any termination, amendment or modification of the Declaration or waive any material term therein, without in each case the prior written approval of Lender in its sole but reasonable discretion.

(b)    To the best of Borrower’s knowledge, there are no defaults by Borrower or Property Owner under the Declaration and, to the knowledge of Borrower, there are no defaults by any other parties under the Declaration, and the Declaration is in full force and effect in accordance with its terms, without modifications or amendments.

(c)     Borrower shall, and shall cause Property Owner to, (i) perform all material covenants, obligations and responsibilities under the Declaration as and when required thereunder and will not suffer, cause or permit any default on its part to exist thereunder, and (ii) promptly upon receipt, provide Lender with copies of all written notices (including notices of default) received under the Declaration and of any other written notices (including notices of default) given by Borrower or Property Owner under the Declaration, except for notices given or received by Borrower or Property Owner in the ordinary course of Borrower’s or Property Owner’s business that are administrative in nature and do not materially relate to Borrower or Property Owner’s obligations under this Agreement or the other Loan Documents or affect in a material respect the performance of the material terms of the Declaration.

(d)    Lender shall have the right to institute, maintain and participate in any actions relating to the Declaration and take such actions as it may deem appropriate in the good faith exercise of its discretion to preserve or protect the interest of Borrower, Property Owner or Lender under the Declaration.

(e)    The only Common Facilities (as defined in the Declaration) are (i) a sanitary sewer force main which Property Owner is solely responsible for maintaining and repairing (including the cost and expense of such maintenance and repair), (ii) landscaping islands located within Campus Drive which Property Owner is solely responsible for maintaining (including its pro rata share of the cost and expense of such maintenance which is apportioned among Property Owner, the owner of the Phase I Property (as defined in the Declaration) (the “Phase I Owner”), and the owner of the Phase III Property (as defined in the Declaration) (the Phase III Owner”; together with Property Owner and the Phase I Owner, the “Real Property

Owners”)), (iii) that portion of a detention basin located on the Phase III Property, which the Phase III owner is solely responsible for maintaining and repairing (including its pro rata share of the cost and expense of such maintenance and repair which is apportioned among the Real Property Owners), and (iv) detention basin low flow channels, out-falls or headwalls which Property Owner is solely responsible for maintaining and repairing (including its pro rata share of the cost and expense of such maintenance and repair which is apportioned among the Real Property Owners).

Section 4.31 No Merger. Borrower shall not, and shall cause Property Owner not to, without Lender’s prior written consent, permit the fee title to any portion of the property or interests demised or affected by the Declaration (if fee title be so demised or affected) and the easement estates so created to merge, but rather the said fee title and the easement estates shall always be separate and distinct. If Borrower or Property Owner acquires fee title to any portion of the land subject to the Declaration, other than land that Borrower or Property Owner owns as of the date hereof, Borrower shall, and shall cause Property Owner to, execute a supplement to this Agreement along with any other additional documentation reasonably required by Lender to further evidence Lender’s lien upon such acquired property.

Section 4.32 True and Correct Copy. Borrower hereby represents and warrants to Lender that a true and correct copy of the Declaration with all amendments and ancillary agreements (if any) relating thereto, have heretofore been delivered by Borrower to Lender, that the Declaration is in full force and effect and that all approvals known by Borrower or Property Owner to be required thereunder have been obtained from all the parties thereto.

Section 4.33 Notices of Default Under First Loan Documents. Borrower shall, or shall cause Property Owner to, promptly notify Lender in writing of the occurrence of any default or event of default under any of the First Loan Documents and provide Lender with copies of all notices required pursuant to Section 10.1. If any Person shall give any notice or take any other action in respect of a claimed default (whether or not constituting a default or an event of default) under any of the First Loan Documents, Borrower shall, or shall cause Property Owner to, forthwith give written notice thereof to Lender, describing the notice or action and the nature of the claimed default.

Section 4.34 Other Debt. Borrower will not permit to exist any indebtedness for borrowed money or guarantee the obligations of another person or entity other than the Debt and Borrower will not allow Property Owner to permit to exist any indebtedness for borrowed money or guarantee the obligations of another person or entity other than the First Loan.

Section 4.35 Approvals. To the extent that Lender’s approval is required under this Article IV, such approval shall be deemed given if (i) Lender receives a request for approval together with all supporting information and documentation necessary or appropriate to enable Lender to properly evaluate the request, (ii) the First Lender approves (or is deemed to have approved) the request and evidence thereof has been delivered to Lender, and (iii) the action for which such approval has been requested will not in Lender’s reasonable opinion have a material adverse effect on the Collateral, the Loan or Lender’s rights hereunder or under the other Loan Documents.

ARTICLE V

FURTHER ASSURANCES

Section 5.1 Further Acts, Etc. Borrower will, at the cost of Borrower, and without expense to Lender, do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, pledge, assignments, notices of assignments, transfers and assurances as Lender shall, from time to time, require, for the better assuring, conveying, assigning, transferring, and confirming unto Lender the Property, or the Pledged Interests, or the other Collateral and rights hereby mortgaged, granted, bargained, sold, conveyed, confirmed, pledged, assigned, warranted and transferred or intended now or hereafter so to be, or which Borrower may be or may hereafter become bound to convey or assign to Lender, or for carrying out the intention or facilitating the performance of the terms of this Agreement or for complying with all Legal Requirements. Borrower, on demand, will execute and deliver and hereby authorizes Lender to execute in the name of Borrower or without the signature of Borrower to the extent Lender may lawfully do so, one or more financing statements, chattel mortgages or other instruments, to evidence more effectively the security interest of Lender in the Pledged Interests or the other Collateral. Borrower grants to Lender an irrevocable power of attorney coupled with an interest for the purpose of exercising and perfecting any and all rights and remedies available to Lender at law and in equity, including without limitation such rights and remedies available to Lender pursuant to this Section.

Section 5.2 Changes in Tax, Debt, Credit and Documentary Stamp Laws. (a) If any law is enacted or adopted or amended after the date of this Agreement which deducts the Debt from the value of the Property, the Pledged Interests, or the other Collateral for the purpose of taxation or which imposes a tax, either directly or indirectly, on the Debt or Lender’s interest therein or in the Property, the Pledged Interests, or the Collateral, Borrower will pay the tax, with interest and penalties thereon, if any. If Lender is advised by counsel chosen by it that the payment of tax by Borrower would be unlawful or taxable to Lender or unenforceable or provide the basis for a defense of usury, then Lender shall have the option by written notice of not less than ninety (90) days to declare the Debt immediately due and payable.

(b)      Borrower will not claim or demand or be entitled to any credit or credits on account of the Debt for any part of the Taxes or Other Charges assessed against the Property, or any part thereof, and no deduction shall otherwise be made or claimed from the assessed value of the Property, or any part thereof, for real estate tax purposes by reason of this Agreement or the Debt. If such claim, credit or deduction shall be required by law, Lender shall have the option, by written notice of not less than ninety (90) days, to declare the Debt immediately due and payable.

(c)      If at any time the United States of America, any state thereof or any subdivision of any such state shall require revenue or other stamps to be affixed to the Note, this Agreement, or any of the other Loan Documents or impose any other tax or charge on the same, Borrower will pay for the same, with interest and penalties thereon, if any.

Section 5.3 Replacement Documents. Upon receipt of an affidavit of an officer or authorized signatory of Lender as to the loss, theft, destruction or mutilation of the Note or any other Loan Document which is not of public record, and, in the case of any such mutilation, upon surrender and cancellation of such Note or other Loan Document, Borrower will issue, in lieu thereof, a replacement Note or other Loan Document, dated the date of such lost, stolen, destroyed or mutilated Note or other Loan Document in the same principal amount thereof and otherwise of like tenor.

Section 5.4 Recording of Pledge Agreement, etc. Borrower forthwith upon the execution and delivery of this Agreement and the Pledge Agreement and thereafter, upon Lender’s request from time to time, will cause the Pledge Agreement and any of the other Loan Documents including, without limitation, UCC financing statements, creating a lien or security interest or evidencing the lien hereof upon the Pledged Interests or the other Collateral and each instrument of further assurance to be filed, registered or recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to protect and perfect the lien or security interest hereof upon, and the interest of Lender in, the Pledged Interests and the other Collateral. Borrower will pay all taxes, filing, registration or recording fees, and all expenses incident to the preparation, execution, acknowledgment and/or recording of the Note, this Agreement, the Pledge Agreement, the other Loan Documents, the Pledged Interests, the other Collateral and any instrument of further assurance, and any modification or amendment of the foregoing documents, and all federal, state, county and municipal taxes, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of this Agreement, the Pledge Agreement, any security instrument with respect to the Pledged Interests, the other Collateral or any instrument of further assurance, and any modification or amendment of the foregoing documents, except where prohibited by law so to do.

ARTICLE VI

PREPAYMENT

Section 6.1 Prepayment. Borrower shall have the right to prepay all or any portion of the unpaid principal balance of the Note in accordance with the terms and provisions of the Note.

ARTICLE VII

DEFAULT

Section 7.1 Events of Default. The occurrence of any one or more of the following events shall constitute an “Event of Default” without cure or grace period unless expressly otherwise provided herein:

(a)      if Borrower fails to pay (i) any regularly Payments as and when the same shall be due and payable under the Note, or (ii) any other portion of the Obligations as and when the same shall become due and payable as provided in the Loan Documents or, if no due date is stated, then within ten (10) days following written notice from Lender; or

(b)    if Borrower fails to perform or observe any other term, provision, covenant or agreement in the Loan Documents other than as described in the other clauses of this Section 7.1 and such failure continues for thirty (30) days following written notice from Lender, provided, that if such failure cannot, in the reasonable discretion of Lender be cured in said thirty (30) day period and such failure does not involve the failure to make payments on a monetary obligation, then Borrower shall have up to an additional ninety (90) days to cure such failure so long as Borrower is diligently pursuing said cure; or

(c)    if any representation, warranty, certification, financial statement or other information made or furnished at any time pursuant to the terms of the Loan Documents or otherwise, by or on behalf of Borrower, Property Owner or any Person liable for the Obligations, shall prove to be materially false; or

(d)    if Borrower or Property Owner shall:

(i) apply for, consent to or acquiesce in the appointment of a receiver, trustee or liquidator of Borrower or Property Owner or of all or any part of Borrower’s or Property Owner’s assets or the Property or any interest in any part thereof (the term “acquiesce” includes the failure to file a petition or motion to vacate or discharge any order, judgment or decree providing for such appointment within sixty (60) days after the appointment); or

(ii) commence a voluntary case or other proceeding in bankruptcy, or admit in writing its inability to pay its debts as they come due; or

(iii) make a general assignment for the benefit of creditors; or

(iv) file a petition or an answer seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future bankruptcy code or any other statute or law relating to bankruptcy, insolvency or other relief for debtors; or

(v) file an answer admitting the material allegations of, or consent to, or default in answering, a petition filed against it in any bankruptcy, reorganization or insolvency case or proceeding; or

(vi) if a court of competent jurisdiction enters an order for relief against Borrower or Property Owner under any present or future bankruptcy code or any other statute or law relating to bankruptcy, insolvency or other relief for debtors, which order shall continue unstayed and in effect for any period of sixty (60) consecutive days; or

(vii) if a court of competent jurisdiction enters an order, judgment or decree adjudicating Borrower or Property Owner insolvent, approving a petition seeking reorganization or arrangement of Borrower or Property Owner or appointing a receiver, custodian, trustee or liquidator of Borrower or Property Owner or of all or any part of Borrower’s or Property Owner’s assets or the Property or any interest in any part thereof, and such order, judgment or decree shall continue unstayed and in effect for any period of sixty (60) consecutive days; or

(viii) if Borrower or Property Owner assigns or purports to assign the whole or any part of the Rents arising from the Property or any part thereof without the prior written consent of Lender; or

(ix) if a Transfer shall occur without the prior written consent of Lender; or

(x) if Borrower or Property Owner shall be in default beyond any applicable grace period pursuant to any other mortgage, security instrument or other agreement affecting Borrower or Property Owner or any substantial part of its assets or all or any part of the Property, including but not limited to any of the First Loan Documents; or

(xi) if any mechanic’s, laborer’s or materialman’s lien, federal tax lien, broker’s lien or other lien not permitted hereunder and affecting the Property or any part thereof is not discharged, by payment, bonding, order of a court of competent jurisdiction or otherwise, within thirty (30) days after Borrower or Property Owner receive notice thereof from the lienor or from Lender.

(e)    any “Event of Default” shall occur under the First Security Instrument or any of the First Loan Documents unless such event of default is waived by First Lender or Lender;

(f)    if Property Owner or First Lender shall modify, amend or change any of the terms or conditions of any of the First Loan Documents without having received the prior written consent of Lender, to the extent First Lender’s consent is required under the terms of the Intercreditor Agreement;

(g)    if Property Owner or Borrower executes any chattel mortgage or other security agreement in favor of any party other than Lender or First Lender with respect to any articles of personal property constituting part of the Property, or if any such materials, equipment, furniture, fixtures or articles of personal property are leased or purchased pursuant to any conditional sales contract or other security agreement or otherwise so that the ownership thereof will not vest unconditionally in Property Owner or Borrower free from encumbrances (except those in favor of Lender or First Lender) upon being made a part of the Property, or if Borrower does not furnish, or cause Property Owner, and to furnish, to Lender on request and after reasonable notice to Borrower the contracts, bills of sale, statements, receipted vouchers or other agreements, under which Property Owner or Borrower claims title to such materials, equipment, furniture, fixtures or articles of personal property; and

(h)    if any default occurs under the Pledge Agreement or any of the other Loan Documents and the same is not cured within any applicable notice and cure period expressly provided for therein.

Section 7.2 Late Charge. If any monthly installment of principal and interest is not on or before the date on which it is due, Borrower shall pay to Lender upon demand an amount equal to the Late Charge, to defray the expense incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of such delinquent payment, and such amount shall be secured by the Pledge Agreement and the other Loan Documents.

Section 7.3 Default Interest. Borrower does hereby agree that upon the occurrence of an Event of Default, Lender shall be entitled to receive and Borrower shall pay interest on the entire principal amount of the Note at the Default Rate. The Default Rate shall be computed from the occurrence of the Event of Default until the earlier of (A) the date upon which the Event of Default is cured or (B) the date upon which the Debt is paid in full. Interest calculated at the Default Rate shall be added to the Debt, and shall be deemed secured by the Pledge Agreement and the other Loan Documents; provided, however, that nothing contained herein shall be construed as an agreement or privilege to extend the date of the payment of the Debt, nor as a waiver of any other right or remedy accruing to Lender by reason of the occurrence of any Event of Default.

ARTICLE VIII

RIGHTS AND REMEDIES

Section 8.1 Remedies. Upon the occurrence of any Event of Default, Borrower agrees that Lender may take such action, without notice or demand, as it deems advisable to protect and enforce its rights against Borrower and in and to the Collateral, including, but not limited to, the following actions, each of which may be pursued concurrently or otherwise, at such time and in such order as Lender may determine, in its sole discretion, without impairing or otherwise affecting the other rights and remedies of Lender:

(a)      declare the entire unpaid Debt to be immediately due and payable;

(b)      exercise any and all rights set forth in the Pledge Agreement, including, without limitation, instituting proceedings, judicial or otherwise, for the complete foreclosure of the Pledge Agreement under any applicable provision of law, in which case the Pledged Interests and/or the other Collateral or any interest therein may be sold for cash or upon credit in one or more parcels or in several interests or portions and in any order or manner;

(c)      with or without entry, to the extent permitted and pursuant to the procedures provided by applicable law, institute proceedings for the partial foreclosure of the Pledge Agreement for the portion of the Debt then due and payable, subject to the continuing lien and security interest of the Pledge Agreement for the balance of the Debt not then due, unimpaired and without loss of priority;

(d)      sell for cash or upon credit, the Pledged Interests and/or the other Collateral or any part thereof and all estate, claim, demand, right, title and interest of any Pledgor therein and rights of redemption thereof, pursuant to power of sale or otherwise, at one or more sales, as an entity or in parcels, at such time and place, upon such terms and after such notice thereof as may be required or permitted by law;

(e)      institute an action, suit or proceeding in equity for the specific performance of any covenant, condition or agreement contained in this Agreement, the Note, or the other Loan Documents;

(f)      recover judgment on the Note either before, during or after any proceedings for the enforcement of this Agreement or the other Loan Documents;

(g)      apply for the appointment of a receiver, trustee, liquidator or conservator of the Pledged Interests and/or the other Collateral without notice and without regard for the adequacy of the security for the Debt and without regard for the solvency of Borrower, any Pledgor, or of any person, firm or other entity liable for the payment of the Debt;

(h)      exercise any and all rights and remedies granted to a secured party upon default under the Uniform Commercial Code, including, without limiting the generality of the foregoing: (i) the right to take possession of the property secured thereby or any part thereof (including but not limited to, the Pledged Interests) and to take such other measures as Lender may deem necessary for the care, protection and preservation of such property and (ii) request Borrower at its expense to assemble such property and make it available to Lender at a convenient place acceptable to Lender, provided that any notice of sale, disposition or other intended action by Lender with respect to such property sent to Borrower in accordance with the provisions hereof at least ten (10) days prior to such action shall constitute commercially reasonable notice to Borrower;

(i)       apply any sums then deposited in the Escrow Fund and any other sums held in escrow or otherwise by Lender in accordance with the terms of this Agreement or any other Loan Document to the payment of the following items in any order in Lender’s uncontrolled discretion:

(1)	Taxes and Other Charges;

(2)	insurance premiums;

(3)	Interest on the unpaid principal balance of the Note;

(4)	Amortization of the unpaid principal balance of the Note; and

(5)	All other sums payable pursuant to the Note, this Agreement, the Pledge Agreement and the other Loan Documents, and any advances made by Lender pursuant to the terms of this Agreement, including, without limitation, advances made pursuant to Section 8.3 hereof;

(j)       subject to the rights of the First Lender, surrender the insurance policies maintained pursuant to Article IV hereof, collect the unearned insurance premiums and apply such sums as a credit on the Debt in such priority and proportion as Lender in its discretion shall deem proper, and in connection therewith, effective upon the occurrence of an Event of Default, Borrower hereby appoints Lender as agent and attorney-in-fact (which is coupled with an interest and is therefore irrevocable) for Borrower to collect such insurance premiums; or

(k)     pursue such other remedies as Lender may have under applicable law or may be available under any of the Loan Documents.

In the event of a sale, by foreclosure, power of sale, or otherwise, of less than all of the Pledged Interests and/or other Collateral, the Pledge Agreement shall continue as a lien and security interest on the remaining portion of the Pledged Interests and/or other Collateral unimpaired and without loss of priority. Notwithstanding the provisions of this Section to the contrary, if any Event of Default as described in Section 7.1(d) shall occur, the entire unpaid Debt shall be automatically due and payable, without any further notice, demand or other action by Lender.

Section 8.2 Application of Proceeds. The purchase money proceeds and avails of any disposition of the Pledged Interests, the other Collateral, or any part thereof, or any other sums collected by Lender pursuant to the Note, this Agreement, the Pledge Agreement or any other Loan Document, may be applied by Lender to the payment of the Debt in such priority and proportions as Lender in its sole discretion shall deem proper.

Section 8.3 Default under First Loan Documents. (a) Borrower shall, or shall cause Property Owner to, give Lender immediate notice of default and furnish copies and notices of all defaults and Events of Default thereunder and all other notices or communications received by Property Owner or Borrower pursuant to the First Loan Documents or in connection with the First Loan. Upon the occurrence of any default or event of default (or event or condition which, with notice or the passage of time or both, would constitute a default or event of default) under any of the First Loan Documents, Borrower shall deliver to Lender within one (1) Business Day after the first to occur of (i) receipt by Property Owner or Borrower of notice of such default from First Lender or (ii) the date Property Owner or Borrower obtains actual knowledge of the occurrence of such default, a detailed description of the actions to be taken by Property Owner or Borrower to cure such default and the dates by which each such action shall occur. Such schedule shall be subject to the approval of Lender. Borrower shall, or shall cause Property Owner to, take all such actions as are necessary to cure such default under the First Loan Documents by the date approved by Lender, and shall deliver to Lender not less frequently than weekly thereafter written updates concerning the status of the Property and Property Owner’s and/or Borrower’s efforts to cure such default. Lender shall have the right, but not the obligation, to pay any sums or to take any action which Lender deems necessary or advisable to cure any default or alleged default under the First Loan Documents (whether or not Property Owner or Borrower is undertaking efforts to cure such default or the same is an event of default under any of the First Loan Documents or a default or Event of Default hereunder), and such payment or such action is hereby authorized by Borrower and Property Owner, and any sum so paid and any expense incurred by Lender in taking any such action shall be evidenced by this Agreement and secured by the Other Security Documents and shall be immediately due and payable by Borrower to Lender with interest at the Default Rate until paid. Lender shall be authorized to take such actions upon the assertion by First Lender of the existence of such default or event of default after inquiry. The consent or waiver by First Lender of any default or event of default under the First Loan Documents shall not annul the occurrence of an Event of Default hereunder unless otherwise approved by Lender. Borrower shall, or shall cause Property Owner to, permit Lender to enter upon the Property for the purpose of curing any default or alleged default under the First Loan Documents or hereunder. Borrower shall, or shall cause Property Owner to, transfer and assign to Lender any excess proceeds arising from any foreclosure or sale under power pursuant to the First Security Instrument or any instrument evidencing the indebtedness secured thereby, and Borrower, in its capacity as the sole member of Property Owner, hereby authorizes and directs the holder or holders of the First Security Instrument to pay such excess proceeds directly to Lender up to the amount of the Debt. Nothing herein shall serve to limit or restrict Lender’s rights with respect to any agreement entered into between Lender and First Lender.

(b)     Effective upon the occurrence of an Event of Default, or an “Event of Default” under the First Loan Documents, Borrower for itself, in its capacity as the sole member of Property Owner, hereby expressly and irrevocably authorizes Lender and Borrower grants to Lender an irrevocable power of attorney coupled with an interest to do, execute, acknowledge and deliver all and every such further acts, deeds, and assurances in the name of Property Owner and/or Borrower or without the signature of Property Owner and/or Borrower, to the extent Lender may lawfully do so, in order to cure any and all defaults under the First Loan Documents.

Section 8.4 Right to Cure Defaults. Upon the occurrence of any Event of Default (and after the expiration of any applicable grace or cure periods) or if Borrower fails to make any payment or to do any act as herein provided, Lender may, but without any obligation to do so and without notice to or demand on Borrower and without releasing Borrower from any obligation hereunder, make or do the same in such manner and to such extent as Lender may deem necessary to protect the security under this Agreement and the other Loan Documents. Lender is authorized to enter upon the Property for such purposes, or appear in, defend, or bring any action or proceeding to protect its interest in the Property or to foreclose this Agreement, the Pledged Interests or the other Collateral or collect the Debt, and the cost and expense thereof (including reasonable attorneys’ fees to the extent permitted by law), with interest as provided in this Section, shall constitute a portion of the Debt and shall be due and payable to Lender upon demand. All such costs and expenses incurred by Lender in remedying such Event of Default or such failed payment or act or in appearing in, defending, or bringing any such action or proceeding shall bear interest at the Default Rate, for the period after notice from Lender that such cost or expense was incurred to the date of payment to Lender. All such costs and expenses incurred by Lender together with interest thereon calculated at the Default Rate shall be deemed to constitute a portion of the Debt and be secured by this Agreement and the other Loan Documents and shall be immediately due and payable upon demand by Lender therefor.

Section 8.5 Actions and Proceedings. Subject to the rights of the First Lender, Lender has the right to appear in and defend any action or proceeding brought with respect to the Property, the Pledged Interests, or the other Collateral and to bring any action or proceeding, in the name and on behalf of Property Owner, Borrower, or any Pledgor, which Lender, in its discretion, decides should be brought to protect its interest in the Property, Pledged Interests or the other Collateral.

Section 8.6 Recovery of Sums Required To Be Paid. Lender shall have the right from time to time to take action to recover any sum or sums which constitute a part of the Debt as the same become due, without regard to whether or not the balance of the Debt shall be due, and without prejudice to the right of Lender thereafter to bring an action of foreclosure, or any other action, for a default or defaults by Borrower existing at the time such earlier action was commenced.

Section 8.7 Other Rights, etc. (a) The failure of Lender to insist upon strict performance of any term hereof shall not be deemed to be a waiver of any term of this Agreement. Borrower shall not be relieved of any of Borrower’s obligations hereunder by reason of (i) the failure of Lender to comply with any request of Property Owner, Borrower, any Pledgor to take any action to foreclose this Agreement, any pledged interests or other Collateral or to otherwise enforce any of the provisions hereof or of the Note or the other Loan Documents, (ii) the release, regardless of consideration, of the whole or any part of the Collateral, or of any person liable for the Debt or any portion thereof, or (iii) any agreement or stipulation by Lender extending the time of payment or otherwise modifying or supplementing the terms of the Note, this Agreement, or the other Loan Documents.

(b)      It is agreed that the risk of loss or damage to the Property is on Property Owner and Borrower, and Lender shall have no liability whatsoever for decline in value of the Property, the Pledged Interests or the other Collateral including, without limitation, for failure to maintain the Policies, or for failure to determine whether insurance in force is adequate as to the amount of risks insured. Possession by Lender shall not be deemed an election of judicial relief, if any such possession is requested or obtained, with respect to the Property or on the Collateral not in Lender’s actual possession.

(c)      Lender may resort for the payment of the Debt to any other security held by Lender in such order and manner as Lender, in its discretion, may elect. The rights of Lender under this Agreement shall be separate, distinct and cumulative and none shall be given effect to the exclusion of the others. No act of Lender shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision. Lender shall not be limited exclusively to the rights and remedies herein stated but shall be entitled to every right and remedy now or hereafter afforded at law or in equity.

Section 8.8 Right to Release Any Portion of the Property. Lender may release any portion of the Pledged Interests or the other Collateral for such consideration as Lender may require without, as to the remainder of the Pledged Interests or the other Collateral in any way impairing or affecting the lien or priority of the Pledge Agreement or this Agreement, or improving the position of any subordinate lienholder with respect thereto, except to the extent that the obligations hereunder shall have been reduced by the actual monetary consideration, if any, received by Lender for such release, and may accept by assignment, pledge or otherwise any other property in place thereof as Lender may require without being accountable for so doing to any other lienholder. The Pledge Agreement shall continue as a lien and security interest in the remaining portion of the Pledged Interests and the other Collateral.

Section 8.9 Intentionally Deleted.

Section 8.10 Recourse and Choice of Remedies. Notwithstanding any other provision of this Agreement, including but not limited to Section 16.1 hereof, Lender and other Indemnified Parties (defined in Section 9.1 below) are entitled to enforce the obligations of Borrower contained in Section 9.5 and Article XVI hereof without first resorting to or exhausting any security or collateral and without first having recourse to the Note, the Pledged Interests or the other Collateral, through foreclosure, sale or otherwise, and in the event Lender commences a foreclosure action or sells the Pledged Interests or the other Collateral, Lender is entitled to pursue a deficiency judgment with respect to such obligations Borrower. The provisions of Section 9.5 and Article XVI are exceptions to any non-recourse or exculpation provisions in the Note, this Agreement, the Pledge Agreement or any of the other Loan Documents, and Borrower (but not any other Person, unless such Person has entered into a written agreement to the contrary) is fully and personally liable for the obligations pursuant to Section 9.5 and Article XVI. The liability of Borrower is not limited to the original principal amount of the Note. Notwithstanding the foregoing, nothing herein shall inhibit or prevent Lender from foreclosing pursuant to this Agreement or exercising any other rights and remedies pursuant to the Note, this Agreement, and the other Loan Documents, whether simultaneously with foreclosure proceedings or in any other sequence. A separate action or actions may be brought and prosecuted against Borrower, whether or not an action is brought against any other person or entity or whether or not any other person or entity is joined in the action or actions. In addition, Lender shall have the right but not the obligation to join and participate in, as a party if it so elects, any administrative or judicial proceedings or actions initiated in connection with any matter addressed in Section 9.4.

ARTICLE IX

INDEMNIFICATION

Section 9.1 General Indemnification. Borrower shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties from and against any and all claims, suits, liabilities (including, without limitation, strict liabilities), actions, proceedings, obligations, debts, damages, losses, costs, expenses, diminutions in value, fines, penalties, charges, fees, expenses, judgments, awards, amounts paid in settlement, punitive damages, foreseeable and unforeseeable consequential damages, of whatever kind or nature (including but not limited to attorneys’ fees and other costs of defense) (“Losses”) imposed upon or incurred by or asserted against any Indemnified Parties and directly or indirectly arising out of or in any way relating to any one or more of the following: (a) ownership of this Agreement, the Pledge Agreement, the Pledged Interests, the other Collateral or any interest therein or receipt of any Rents or Property Revenue; (b) any amendment to, or restructuring of, the Debt, and the Note, this Agreement, the Pledge Agreement or any of the other Loan Documents; (c) any and all lawful action that may be taken by Lender in connection with the enforcement of the provisions of this Agreement, the Pledge Agreement, the Note or any of the other Loan Documents, whether or not suit is filed in connection with same, or in connection with Property Owner, Borrower, or any Pledgor, and/or any partner, member, joint venturer or shareholder thereof becoming a party to a voluntary or involuntary federal or state bankruptcy, insolvency or similar proceeding; (d) any accident, injury to or death of persons or loss of or damage to the Property occurring in, on or about the Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (e) any use, nonuse or condition in, on or about the

Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (f) any failure on the part of Borrower to perform or be in compliance with any of the terms of this Agreement or any other Loan Documents; (g) performance of any labor or services or the furnishing of any materials, equipment, or other supplies in respect of the Property or any part thereof; (h) the failure of any Person to file timely with the Internal Revenue Service an accurate Form 1099-B, Statement for Recipients of Proceeds from Land, Broker and Barter Exchange Transactions, which may be required in connection with this Agreement, or to supply a copy thereof in a timely fashion to the recipient of the proceeds of the transaction in connection with which this Agreement is made; (i) any failure of the Property to be in compliance with any Legal Requirements; (j) the enforcement by any Indemnified Party of the provisions of this Article; (k) any and all claims and demands whatsoever which may be asserted against Lender by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants, or agreements contained in any Lease; (l) the payment of any commission, charge or brokerage fee to anyone which may be payable in connection with the funding of the Loan evidenced by the Note and secured by this Agreement or any of the other Loan Documents; or (m) any misrepresentation made by Borrower in any of the First Loan Documents, this Agreement or any of the other Loan Documents. Any amounts payable to Lender by reason of the application of this Section shall become immediately due and payable and shall bear interest at the Default Rate from the date which is ten (10) days after Borrower’s receipt of Lender’s written demand until paid. For purposes of this Agreement, the term “Indemnified Parties” means Lender and any Person who is or will have been involved in the origination of the Loan secured hereby, any Person who is or will have been involved in the servicing of the Loan secured hereby, any Person in whose name the encumbrance created by this Agreement is or will have been recorded, any Person who may hold or acquire or will have held a full or partial interest in the Loan secured hereby (including, but not limited to, custodians, trustees and other fiduciaries who hold or have held a full or partial interest in the Loan secured hereby for the benefit of third parties) as well as the respective directors, officers, shareholders, partners, employees, agents, servants, representatives, contractors, subcontractors, Affiliates, subsidiaries, participants, successors and assigns of any and all of the foregoing (including but not limited to any other person or entity who holds or acquires or will have held a participation or other full or partial interest in the Loan, whether during the term of the Loan or as a part of or following a foreclosure of the Loan and including, but not limited to, any successors by merger, consolidation or acquisition of all or a substantial portion of Lender’s assets and business). The foregoing indemnity shall not inure to the benefit of any Person (other than Lender or any assignee of Lender’s interest in the Loan) acquiring the Collateral following a foreclosure nor shall the indemnity provided for hereunder relate to the violation of any legal requirements to the extent such violation exists as of the date hereof.

Section 9.2 Mortgage and/or Intangible Tax. Borrower shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties from and against any and all Losses imposed upon or incurred by or asserted against any Indemnified Parties and directly or indirectly arising out of or in any way relating to any tax on the making of this Agreement, the Pledge Agreement, the Note or any of the other Loan Documents.

Section 9.3 ERISA Indemnification. Borrower shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties from and against any and all Losses (including, without limitation, attorneys’ fees and costs incurred in the investigation, defense, and settlement of Losses incurred in correcting any prohibited transaction or in the sale of a prohibited loan, and in obtaining any individual prohibited transaction exemption under ERISA that may be required, in Lender’s sole discretion) that Lender may incur, directly or indirectly, as a result of a default under Section 3.10.

Section 9.4 Environmental Indemnification.

9.4.1 Borrower hereby unconditionally and irrevocably agrees to indemnify, reimburse, defend, exonerate, pay and hold harmless the Indemnified Parties from and against any and all of the following (referred to collectively as the “Indemnified Claims”): all Environmental Damages and Environmental Claims that may be incurred by, imposed upon, or asserted against, any Indemnified Party, arising out of, related to, or in connection with:

(a) the presence of Hazardous Substances in, on, under or about or the Release or threatened Release of any Hazardous Substances to or from the Property, regardless of whether or not the presence of such Hazardous Substances arose prior to the present ownership or operation of the property in question or as a result of the acts or omissions of Borrower or any other Person,

(b) the violation or alleged violation of any Environmental Requirement affecting or applicable to the Property or any activities thereon, regardless of whether or not the violation of such Environmental Requirement arose prior to the present ownership or operation of the property in question or as a result of the acts or omissions of Borrower or any other Person,

(c) the breach of any warranty or covenant or the inaccuracy of any representation contained in the Loan Documents pertaining to Hazardous Substances or other environmental matters, including the covenants contained in Section 4.10,

(d) the transport, treatment, recycling, storage or disposal or arrangement therefor, of any Hazardous Substance to, at or from the Property, or

(e) the enforcement or attempted enforcement of this indemnity.

Notwithstanding the foregoing, Lender shall not be entitled to the indemnification hereunder to the extent that the Environmental Damages accrued prior to the date hereof.

9.4.2 Borrower’s obligations pursuant to the foregoing indemnity shall include the burden and expense of (x) defending against all Indemnified Claims, even if such Indemnified Claims are groundless, false or fraudulent, (y) conducting all negotiations of any description with respect to the Indemnified Claims, and (z) paying and discharging any and all Indemnified Claims, when and as the same become due, against or from Lender or any other Person indemnified pursuant to this Section 9.4. Borrower’s obligations under this Section 9.4 shall survive (i) the repayment of all sums due under the Note; (ii) the release of the Pledged Interests or any portion thereof from the lien of the Pledge Agreement; (iii) the exercise by Lender of any of its remedies set forth herein; and/or (iv) the transfer of all of Lender’s rights in and to the Note and/or the Pledged Interests or other Collateral.

Section 9.5 Indemnification for First Loan Acquisition Costs. Borrower covenants and agrees at its sole cost and expense, to pay, protect, defend, indemnify and hold harmless the Indemnified Parties from and against all First Loan Acquisition Costs (as hereinafter defined) if Borrower, Property Owner or any Affiliate of either of the foregoing takes a Prohibited Action (as hereinafter defined). Borrower shall pay all First Loan Acquisition Costs contemporaneously with the acquisition, and only if Lender or an Affiliate of Lender acquires, the First Loan after the occurrence of a Prohibited Action. For the purposes hereof, the term “Prohibited Actions” shall mean any of the following: (i) the filing of any bankruptcy action by Borrower, Property Owner or any Affiliate of either of the foregoing or (ii) the assertion by Borrower, Property Owner or any Affiliate of either of the foregoing of any claims, actions, suits, proceedings, defenses, counterclaims or cross-claims (including claims arising under the Contract of Sale between Lender and Property Owner) that hinders, delays or interferes with Lender’s enforcement of its rights under this Agreement, the Pledge Agreement, or any of the other Loan Documents or the realization of the Collateral after the stated Maturity Date. For purposes hereof, the term “First Loan Acquisition Costs” means any prepayment premium, yield maintenance premium, make-whole amount, default rate interest, late charges and other amounts actually paid by Lender to the First Lender to acquire the First Loan pursuant to Section 13 of that certain Intercreditor Agreement dated the date hereof between Lender and First Lender.

Section 9.6 Duty to Defend; Attorneys’ Fees and Other Fees and Expenses. Upon written request by any Indemnified Party, Borrower shall defend such Indemnified Party (if requested by any Indemnified Party, in the name of the Indemnified Party) by attorneys and other professionals approved by the Indemnified Parties, which approval shall not be unreasonably withheld. Notwithstanding the foregoing, if (i) an Event of Default exists, (ii) Lender notifies Borrower in writing that under applicable ethics rules an actual conflict of interest exists which precludes the attorney chosen by the Borrower from undertaking the defense of the Indemnified Party (provided, however, that joint representation of the Borrower and the Lender shall not necessarily constitute such a conflict of interest, or (iii) Lender advises the Borrower in writing that it has a reasonable basis to believe that the Borrower is insufficiently liquid or creditworthy to adequately defend or pay the amount of any claim asserted under this Loan Agreement when due, Lender may, in its sole and absolute discretion, engage its own attorneys and other professionals to defend or assist it, and, at the option of Lender, its attorneys shall control the resolution of claim or proceeding. Upon demand, Borrower shall pay or, in the sole and absolute discretion of the Indemnified Parties, reimburse, the Indemnified Parties for the payment of reasonable fees and disbursements of attorneys, engineers, environmental consultants, laboratories and other professionals in connection therewith.

Section 9.7 Indemnity Limitation. Notwithstanding anything stated to the contrary herein, Borrower’s obligations under any indemnity provisions set forth in this Agreement shall not be effective to the extent the events giving rise to the indemnity obligations result from Lender’s gross negligence or willful misconduct; provided, however, that in no event shall the provisions of part (i) of item (w) in the fourth (4th) sentence of Section 16.1 of this Agreement be in any way limited by this Section 9.7.

Section 9.8 Survival. The indemnities set forth in this Article shall survive any termination, satisfaction or foreclosure of this Agreement.

ARTICLE X

NOTICE

Section 10.1 Notices. All notices or other written communications hereunder shall be deemed to have been properly given (i) upon delivery or refusal of delivery, if delivered in person, (ii) one (1) Business Day after having been deposited for overnight delivery with any reputable overnight courier service, or (iii) three (3) Business Days after having been deposited in any post office or mail depository regularly maintained by the U.S. Postal Service and sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

If to Borrower:	KBSII REIT Acquisition II, LLC c/o KBS Capital Advisors LLC 590 Madison Avenue, 26th Floor New York, NY 10022 Attn: Charles Valentino

With a copy to:	KBSII REIT Acquisition II, LLC c/o KBS Capital Advisors LLC 620 Newport Center Drive, Suite 1300 Newport Beach, California 92660 Attn: Michael Costa

And to:	Morgan, Lewis & Bockius LLP 5 Park Plaza, Suite 1750 Irvine, California 92614 Attn: L. Bruce Fischer, Esq.

If to Lender:	Park Avenue Realty Holding Company, Inc. c/o J.P Morgan Investment Management Inc. 245 Park Avenue New York, New York 10167 Attn: Cavarly E. Garrett

And to:	Park Avenue Realty Holding Company, Inc. c/o J.P Morgan Investment Management Inc. P.O. Box 5005 New York, New York 10163-5005

With a copy to:	Stroock & Stroock & Lavan LLP 180 Maiden Lane New York, New York 10038 Attn: Brian Diamond, Esq.

or addressed as such party may from time to time designate by written notice to the other parties.

ARTICLE XI

SERVICE OF PROCESS; WAIVER OF JURY TRIAL

Section 11.1 Consent to Service. (a) Borrower will maintain a place of business or an agent for service of process in New York, New York, and give prompt notice to Lender of the address of such place of business and of the name and address of any new agent appointed by it, as appropriate. Borrower further agrees that the failure of its agent for service of process to give Borrower notice of any service of process will not impair or affect the validity of such service or of any judgment based thereon. If, despite the foregoing, there is for any reason no agent for service of process of Borrower available to be served, and if it at that time Borrower has no place of business in New York, New York, then Borrower irrevocably consents to service of process by registered or certified mail, postage prepaid, to it at its address given in Article 10 above.

(b)     Borrower initially and irrevocably designates Shannon W. Hill, KBS Realty, 590 Madison Avenue, 26th Floor, New York, New York, 10022, to receive for and on behalf of Borrower service of process with respect to this Agreement.

Section 11.2 Submission to Jurisdiction. With respect to any claim or action arising under this Agreement, the Note, the Pledge Agreement or any of the other Loan Documents, Borrower (a) irrevocably submits to the nonexclusive jurisdiction of the courts of the State of New York and the State and the United States District Court located in the Borough of Manhattan in New York, New York, and the county in which the Property is located, and appellate courts from any thereof, (b) irrevocably waives any objection which it may have at any time to the laying of venue in any suit, action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents brought in any such court, and (c) irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

Section 11.3 Jurisdiction Not Exclusive. Nothing in this Agreement will be deemed to preclude Lender from bringing an action or proceeding with respect hereto in any other jurisdiction.

Section 11.4 WAIVER OF JURY TRIAL. EACH OF LENDER AND BORROWER HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, THE NOTE OR ANY OF THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS. EACH PARTY (A) CERTIFIES TO THE OTHER THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (B) ACKNOWLEDGES THAT EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE PLEDGE AGREEMENT AND THE OTHER LOAN DOCUMENTS TO WHICH IT IS A PARTY BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS CONTAINED IN THIS ARTICLE. EACH OF BORROWER AND LENDER ACKNOWLEDGES THAT IT HAS HAD AN OPPORTUNITY TO REVIEW THIS

SECTION 11.4 WITH ITS LEGAL COUNSEL AND THAT EACH OF THEM AGREES TO THE FOREGOING AS ITS FREE, KNOWING, INTELLIGENT AND VOLUNTARY ACT.

ARTICLE XII

APPLICABLE LAW

Section 12.1 Choice of Law. This Agreement shall be governed, construed, applied and enforced in accordance with the laws of the State of New York and the applicable laws of the United States of America.

Section 12.2 Usury Laws. This Agreement and the Note are subject to the express condition that at no time shall Borrower be obligated or required to pay interest on the Debt at a rate which could subject the holder of the Note to either civil or criminal liability as a result of being in excess of the maximum interest rate which Borrower is permitted by applicable law to contract or agree to pay. If by the terms of this Agreement or the Note, Borrower is at any time required or obligated to pay interest on the Debt at a rate in excess of such maximum rate, the rate of interest under this Agreement and the Note shall be deemed to be immediately reduced to such maximum rate and the interest payable shall be computed at such maximum rate and all prior interest payments in excess of such maximum rate shall be applied and shall be deemed to have been payments in reduction of the principal balance of the Note. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the Debt shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Note until payment in full so that the rate or amount of interest on account of the Debt does not exceed the maximum lawful rate of interest from time to time in effect and applicable to the Debt for so long as the Debt is outstanding.

Section 12.3 Provisions Subject to Applicable Law. All rights, powers and remedies provided in this Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provisions of law and are intended to be limited to the extent necessary so that they will not render this Agreement invalid, unenforceable or not entitled to be recorded, registered or filed under the provisions of any applicable law. If any term of this Agreement or any application thereof shall be invalid or unenforceable, the remainder of this Agreement and any other application of the term shall not be affected thereby.

ARTICLE XIII

COSTS

Section 13.1 Intentionally Deleted.

Section 13.2 Attorney’s Fees for Enforcement. (a) Borrower shall pay all legal fees incurred by Lender in connection with (i) the preparation of the Note, this Agreement, the Pledge Agreement and the other Loan Documents and (ii) the items set forth in Section 13.1 above and (b) Borrower shall pay to Lender on demand any and all expenses, including legal expenses and attorneys’ fees, incurred or paid by Lender in protecting its interest in the Property, the Collateral, the Pledged Interests or any Personal Property or in collecting any amount payable hereunder or in enforcing its rights hereunder with respect to the Property, the Pledged Interests any Personal Property, or any other Collateral, whether or not any legal proceeding is commenced hereunder or thereunder and whether or not any default or Event of Default, including without limitation a Bankruptcy Filing, shall have occurred and is continuing, together with interest thereon at the Default Rate from the date paid or incurred by Lender until such expenses are paid by Borrower.

ARTICLE XIV

MISCELLANEOUS PROVISIONS

Section 14.1 No Oral Change. This Agreement, and any provisions hereof, may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Borrower or Lender, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

Section 14.2 Liability. If Borrower consists of more than one person, the obligations and liabilities of each such person hereunder shall be joint and several. This Agreement shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns forever.

Section 14.3 Inapplicable Provisions. If any term, covenant or condition of this Agreement is held to be invalid, illegal or unenforceable in any respect, this Agreement shall be construed without such provision.

Section 14.4 Duplicate Originals; Counterparts. This Agreement may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original. This Agreement may be executed in several counterparts, each of which shall be deemed an original instrument and all of which together shall constitute a single Agreement. The failure of any party hereto to execute this Agreement, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder.

Section 14.5 Subrogation. Subject to the right of First Lender, if any or all of the proceeds of the Note have been used to extinguish, extend or renew any indebtedness heretofore existing against the Property, then, to the extent of the funds so used, Lender shall be subrogated to all of the rights, claims, liens, titles, and interests existing against the Property heretofore held by, or in favor of, the holder of such indebtedness and such former rights, claims, liens, titles, and interests, if any, are not waived but rather are continued in full force and effect in favor of Lender and are merged with the lien and security interest created herein as cumulative security for the repayment of the Debt, the performance and discharge of Borrower’s obligations hereunder, under the Note, the Pledge Agreement and the other Loan Documents and the performance and discharge of the other Obligations.

Section 14.6 Entire Agreement. The Note, this Agreement, the Pledge Agreement and the other Loan Documents constitute the entire understanding and agreement between Borrower and Lender with respect to the transactions arising in connection with the Debt and supersede all prior written or oral understandings and agreements between Borrower and Lender with respect thereto. Borrower hereby acknowledges that, except as incorporated in writing in the Note, this Agreement, the Pledge Agreement and the other Loan Documents, there are no, and were no, and no persons are or were authorized by Lender to make, representations, understandings, stipulations, agreements or promises, oral or written, with respect to the transaction which is the subject of the Note, this Agreement, the Pledge Agreement and the other Loan Documents.

Section 14.7 Relationship. The relationship between Lender and Borrower is solely that of a lender and borrower, and nothing contained herein or in any of the other Loan Documents shall in any manner be construed as making the parties hereto partners, joint venturers or any other relationship other than lender and borrower.

Section 14.8 Rights of Third Parties. All conditions to the performances of the obligations of Lender under this Agreement, the Pledge Agreement and the other Loan Documents are imposed solely and exclusively for the benefit of Lender and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms, and no other Person shall, under any circumstances, be deemed to be a beneficiary of such conditions, any and all of which may be freely waived in whole or in part by Lender at any time if, in Lender’s sole and absolute discretion, Lender deems it desirable to do so.

Section 14.9 Time of the Essence. Time is of the essence with respect to each and every covenant, agreement and obligation of the parties hereto under this Agreement and the other Loan Documents.

Section 14.10 Reliance. Borrower recognizes and acknowledges (a) that in accepting the Note, this Agreement, the Pledge Agreement and the other Loan Documents, Lender is expressly and primarily relying on the truth and accuracy of the warranties and representations set forth therein and herein, without any obligation to investigate the Property, the Pledged Interests or the other Collateral and notwithstanding any investigation of the Property by Lender; (b) that such reliance existed on the part of Lender prior to the date hereof; (c) that the warranties and representations are a material inducement to Lender in accepting the Note, this Agreement, the Pledge Agreement and the other Loan Documents; and (d) that Lender would not be willing to make the Loan evidenced by the Note, this Agreement, the Pledge Agreement and the other Loan Documents and accept the Loan Documents in the absence of the warranties and representations as set forth herein and in the other Loan Documents.

Section 14.11 No Lender Obligations. (a) Notwithstanding anything to the contrary in this Agreement or the Pledge Agreement, Lender is not undertaking the performance of (i) any obligations under the Leases or (ii) any obligations with respect to such agreements, contracts, certificates, instruments, franchises, permits, trademarks, licenses and other documents, including, but not limited to, Borrower’s organizational documents.

(b)     By accepting or approving anything required to be observed, performed or fulfilled or to be given to Lender pursuant to this Agreement, the Note, the Pledge Agreement, or any of the other Loan Documents, including without limitation, any officer’s certificate, balance sheet, statement of profit and loss or other financial statement, survey, appraisal, or insurance policy, Lender shall not be deemed to have warranted, consented to, or affirmed the sufficiency, the legality or effectiveness of same, and such acceptance or approval thereof shall not constitute any warranty or affirmation with respect thereto by Lender.

Section 14.12 Rules of Interpretation. The following rules of usage apply to the Loan Documents:

(a)      Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Agreement may be used interchangeably in singular or plural form and the word “Property Owner” shall mean Property Owner and any subsequent owner or owners of the Property or any part thereof or any interest therein; the word “Borrower” shall mean Borrower and any subsequent member of Property Owner or any part of Property Owner or any interest therein; the word “Lender” shall mean Lender and any subsequent holder of the Note; the word “Person” shall include an individual, corporation, limited liability company, partnership, trust, unincorporated association, government, Governmental Authority, and any other entity; the word “Property” shall include any portion of the Property and any interest therein; and the phrases “attorneys’ fees”, “legal fees” and “counsel fees” shall include any and all attorneys’, paralegal and law clerk fees and disbursements, including, but not limited to, fees and disbursements at the pre-trial, trial and appellate levels incurred or paid by Lender in protecting its interest in the Property, the Pledged Interests, the Leases and the Rents, and the other Collateral and enforcing its rights hereunder.

(b)      Unless otherwise specifically provided herein, references in this Agreement to Section, Exhibits or Schedules are references to Sections, Exhibits or Schedules of this Agreement. All Exhibits and Schedules attached to this Agreement are deemed to be a part of this Agreement.

(c)      The headings, subheadings and table of contents used in this Agreement are solely for convenience of reference and shall not constitute a part of this Agreement nor shall they affect any meanings, construction or effect.

(d)      “Or” is not exclusive and “include” and “including” are not limiting.

(e)      “Hereby,” “herein,” “hereof,” and “hereunder” refer to this Agreement, as it may be amended, modified or supplemented from time to time in accordance with its terms.

(f)      All accounting terms not otherwise defined herein shall have the meanings assigned to such terms in conformity with GAAP. Financial statements and other information furnished to Lender pursuant to this Agreement shall be prepared in accordance with GAAP.

(g)      Reference to “writing” includes printing, typing, lithography and other means of reproducing words in a tangible visible form (but specifically excluding therefrom electronic-mail transmissions).

(h)      References to notes, mortgages, deeds of trust, deeds to secure debt, agreements and other contractual instruments and documents shall be deemed to include notes given in substitution or exchange for other notes, subsequent amendments, assignments, supplements and other modifications thereto and renewals, recastings, consolidations, spreadings, splittings, and restatements thereof, but only to the extent such amendments, assignments and other modifications are not prohibited by the terms of this Agreement or any other Loan Document.

(i)    References to Persons include their respective permitted successors and assigns or, in the case of governmental Persons, Persons succeeding to the relevant functions of such Persons.

(j)    Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

(k)   All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations.

(l)    In determining operating expenses and revenues, no item of revenue or expense will be counted more than once.

(m)  References to “months,” “quarters” or “years” refers, unless the context of this Agreement otherwise requires, to calendar months, calendar quarters or calendar years, respectively.

ARTICLE XV

WAIVERS

Section 15.1 Waiver of Counterclaim. Borrower and Pledgor hereby waive the right to assert a counterclaim, other than a mandatory or compulsory counterclaim, in any action or proceeding brought against it by Lender arising out of or in any way connected with this Agreement, the Pledge Agreement, the Note, any of the other Loan Documents, or the Obligations.

Section 15.2 Marshaling and Other Matters. Borrower and Pledgor hereby waive, to the extent permitted by law, the benefit of all appraisement, valuation, stay, extension, reinstatement and redemption laws now or hereafter in force and all rights of marshaling in the event of any sale hereunder of the Pledged Interests or the other Collateral or any part thereof or any interest therein. Further, Borrower and Pledgor hereby expressly waive any and all rights of redemption from sale under any order or decree of foreclosure of the Pledge Agreement on behalf of Borrower and Pledgor, and on behalf of each and every person acquiring any interest in or title to the Pledged Interests or the other Collateral subsequent to the date of the Pledge Agreement and on behalf of all persons to the extent permitted by applicable law.

Section 15.3 Waiver of Notice. Borrower shall not be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which the Pledge Agreement and this Agreement specifically and expressly provide for the giving of notice by Lender to Borrower and except with respect to matters for which Lender is required by applicable law to give notice, and Borrower hereby expressly waives the right to receive any notice from Lender with respect to any matter for which the Pledge Agreement and this Agreement do not specifically and expressly provide for the giving of notice by Lender to Borrower.

Section 15.4 Sole Discretion of Lender. Wherever pursuant to this Agreement (a) Lender exercises any right given to it to approve or disapprove, (b) any arrangement or term is to be satisfactory to Lender, or (c) any other decision or determination is to be made by Lender, the decision of Lender to approve or disapprove, all decisions that arrangements or terms are satisfactory or not satisfactory and all other decisions and determinations made by Lender, shall be in the sole and absolute discretion of Lender and shall be final and conclusive, except as may be otherwise expressly and specifically provided herein.

Section 15.5 Survival. The indemnifications made pursuant to Article IX, shall continue indefinitely in full force and effect and shall survive and shall in no way be impaired by: any satisfaction or other termination of this Agreement, the Pledge Agreement or any assignment or other transfer of all or any portion of this Agreement, the Pledge Agreement or Lender’s interest in the Property, the Pledged Interests or the other Collateral (but, in either such case, shall benefit both the Indemnified Parties and any assignee or transferee), any exercise of Lender’s rights and remedies pursuant hereto including but not limited to foreclosure or acceptance of a deed in lieu of foreclosure, any exercise of any rights and remedies pursuant to the Note, this Agreement, the Pledge Agreement or any of the other Loan Documents, any transfer of all or any portion of the Property, the Pledged Interests or the other Collateral (whether by Property Owner, Borrower or by Lender following foreclosure or acceptance of a deed in lieu of foreclosure or at any other time), any amendment to this Agreement, the Pledge Agreement, the Note or any of the other Loan Documents, and any act or omission that might otherwise be construed as a release or discharge of Borrower from the obligations pursuant hereto.

ARTICLE XVI

RECOURSE OBLIGATIONS

Section 16.1 Non-Recourse. If an Event of Default has occurred (and regardless of whether or not it has been cured), Lender shall have all rights provided in the Note, this Agreement or any other Loan Document or at law or in equity, and shall have full recourse to all collateral given by Borrower to secure any or all of the Obligations, provided that any judgment obtained by Lender in any proceeding to enforce such rights shall be enforced only against the Property and such other collateral and may not be enforced against Borrower personally. Notwithstanding the foregoing, Lender shall not in any way be prohibited from naming Borrower or any of its successors or assigns or any Person holding under or through them as parties to any actions, suits or other proceedings initiated by Lender to enforce such rights or to otherwise realize upon any other lien or security interest created in any other collateral given to secure the payment of the Obligations. The foregoing restriction shall not apply to, and Borrower shall be personally liable for, all losses, claims, damages, costs, expenses and/or liabilities, including, attorneys’ fees and expenses, incurred by Lender (A) as a result of any material misstatement of fact (1) by Borrower or any Person constituting Borrower made to induce Lender to advance the principal amount evidenced by the Note or (2) contained in any Loan Document executed by Borrower, (B) as a result of fraud committed by Borrower or any Person constituting Borrower, (C) as a result of the collection or application of any insurance proceeds, condemnation awards, trust funds or Rents in a manner which is not in accordance with the provisions of the Loan Documents, (D) as a result of the breach of any covenant contained in the Sections of this

Agreement pertaining to environmental matters, including Section 4.10, (E) as a result of any default with respect to Mortgagor’s covenant to pay Taxes and Other Charges, pursuant to Section 4.5 hereof, or insurance premiums, pursuant to Section 4.4 hereof, (F) arising from, in respect of, as a consequence of, or in connection with: (1) the existence of any circumstance or the occurrence of any action described in Section 9.4.1, (2) claims asserted by any Person (including any Governmental Authority) in connection with, or in any way arising out of, the presence, storage, use, disposal, generation, transportation or treatment of any Hazardous Substances in, on, or under or about the Property, (3) the violation or claimed violation of any law relating to any Hazardous Substances or any other Environmental Requirement in regard to the Property, regardless of whether or not such violation or claimed violation occurred prior to or after the date of this Agreement or whether or not such violation or claimed violation occurred prior to or after the time that Property Owner became the owner of the Property, or (4) the preparation of any environmental audit as to the Property, whether conducted or authorized by Borrower, Lender or any other Person or the implementation of any such audit’s recommendations, or (G) as a result of any intentional, bad faith waste of the Property committed by Borrower, Property Owner or their agents (such damages to include all repair costs incurred by Lender). In addition, and notwithstanding the restriction on enforcement contained in the first sentence of this Section 16.1, Borrower also shall be personally liable for and Lender may seek judgment against Borrower for (w) all outstanding principal, interest and other Obligations if (i) there shall be a violation of Section 4.27 of this Agreement, (ii) in the event that Borrower or Property Owner shall be the subject of any petition or proceeding for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law that remains undismissed for a period of ninety (90) days or more, and/or Borrower shall become the subject of any liquidation, dissolution, receivership or other similar proceeding (but excluding any involuntary bankruptcy proceeding initiated by a petition filed against Borrower provided that neither Borrower nor any of its Affiliates colluded in such involuntary bankruptcy) and/or (iii) if the Property is damaged or destroyed in whole or in part due to an act of terrorism and Borrower does not have the required Terrorism Insurance and/or (x) in the event of a loss which is or would be covered by the required Terrorism Insurance, an amount equal to the deductible on such Terrorism Insurance, which amount shall either be applied by Lender to the debt secured by this Agreement or disbursed by Lender for the repair and restoration of the Property, all in accordance with the terms of the Loan Documents. The restriction on enforcement contained in the first sentence of this Section 16.1 shall not apply to the Environmental Indemnity Agreement of even date herewith executed by Borrower and the other indemnitors, if any, in favor of Lender. It is expressly understood and agreed, however, that nothing contained in this Section 16.1 shall (x) in any manner or way constitute or be deemed to be a release of the Obligations or otherwise affect or impair the enforceability of the liens, assignments, rights and security interests created by this Agreement or any of the other Loan Documents or any future advance or any related agreements or (y) preclude Lender from exercising its other remedies set forth in this Agreement, or from enforcing any of its rights and remedies in law or in equity (including injunctive and declaratory relief, restraining orders and receivership proceedings), except as provided in this Section 16.1.

Notwithstanding the foregoing, none of the direct or indirect owners of Borrower (including, without limitation KBS REIT Properties II, LLC, KBS Limited Partnership II and KBS Real Estate Investment Trust II, Inc.) shall have any liability whatsoever for any of Borrower’s obligations under the Loan.

Section 16.2 Bankruptcy Claims. Nothing herein shall be deemed to be a waiver of any right which Lender may have under Sections 506(a), 506(b), 1111(b) or any other provisions of the Bankruptcy Code to file a claim for the full amount of the Debt secured by this Agreement, the Pledge Agreement and the other Loan Documents or to require that all Collateral shall continue to secure all of the Debt owing to Lender in accordance with the Note, this Agreement, the Pledge Agreement and the other Loan Documents.

ARTICLE XVII

SINGLE PURPOSE ENTITY

Section 17.1 Single Purpose Entity. Borrower represents, warrants and covenants as follows:

(a)    Borrower does not own and will not own, either directly or indirectly, any asset or property other than the Pledged Interests;

(b)    Property Owner has not and will not engage in any business other than the ownership, management and operation of the Property and Borrower and Property Owner will conduct and operate their business as presently conducted and operated.

(c)    Each of Borrower and Property Owner has not and will not enter into any contract or agreement with any affiliate of Borrower or Property Owner, any constituent party of Borrower or any affiliate of any constituent party, except upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arms-length basis with third parties other than any such party.

(d)    Borrower has not incurred and will not incur any indebtedness, secured or unsecured, direct or indirect, absolute or contingent (including guaranteeing any obligation), other than (1) the Obligations, (2) unsecured trade debt with trade creditors and unsecured operational debt, in each case incurred in the ordinary course of business in amounts as are normal and reasonable under the circumstances, provided that any such debt is paid within forty-five (45) days of the date it is due and in all events before such debt becomes delinquent or penalties are assessed (and provided further that nothing herein shall be deemed an amendment or modification of Borrower’s obligations to timely pay taxes and insurance under Sections 4.4 and 4.5 of this Agreement, and (3) other unsecured indebtedness, if any, which is expressly permitted under the Loan Documents. Property Owner has not incurred and will not incur any indebtedness, secured or unsecured, direct or indirect, absolute or contingent (including guaranteeing any obligation), other than (1) the First Loan, (2) unsecured trade debt with trade creditors and unsecured operational debt, in each case incurred in the ordinary course of business in amounts as are normal and reasonable under the circumstances, provided that any such debt is paid within forty-five (45) days of the date it is due and in all events before such debt becomes delinquent or penalties are assessed (and provided further that nothing herein shall be deemed an amendment or modification of Property Owner’s obligations to timely pay taxes and insurance under Sections 1.02 and 1.03 of the First Security Instrument and (3) other unsecured indebtedness, if any, which is expressly permitted under the Loan Documents. No indebtedness other than the First Loan may be secured (subordinate or pari passu) by the Property.

(e) Borrower shall not and shall cause Property Owner not to, make any loans or advances to any third party (including any affiliate or constituent party or any affiliate of any constituent party), and shall not acquire obligations or securities of its affiliates or any constituent party.

(f) Borrower has and shall remain solvent and Borrower shall, and shall cause Property Owner to, pay its debts and liabilities from its assets, as the same shall become due.

(g) Borrower has and shall, cause Property Owner to, do all things necessary to observe organizational formalities and preserve its existence, and Borrower shall not and shall cause Property Owner not to, permit any constituent party, to amend, modify or otherwise change the partnership certificate, partnership agreement, articles of incorporation, certificate of formation, bylaws, articles of organization, operating agreement, trust agreement or other organizational document of Borrower, Property Owner or such constituent party in a manner which would result in a breach of any of the representations, warranties or covenants set forth in this Section 17.1 or in a manner that would otherwise adversely affect Borrower’s or Property Owner’s single purpose status.

(h) Borrower shall, and shall cause Property Owner to, maintain all of its books, records, financial statements and bank accounts separate from those of its affiliates and any constituent party and Borrower shall, and shall cause Property Owner to, file its own tax returns or if part of a consolidated group, shown as a separate member of such group. Borrower shall, and shall cause Property Owner to, maintain its books, records, resolutions and agreements as official records.

(i) Borrower shall, and shall cause Property Owner to, at all times, hold itself out to the public as, a legal entity separate and distinct from any other entity (including any affiliate of Borrower or Property Owner, any constituent party of Borrower or Property Owner or any affiliate of any constituent party), shall correct any known misunderstanding regarding its status as a separate entity, shall conduct business in its own name, shall not identify itself or any of its affiliates as a division or part of the other.

(j) Each of Borrower and Property Owner will maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations, provided, however, the foregoing shall not require Borrower to make additional capital contributions to Property Owner.

(k) Neither Borrower, Property Owner nor any constituent party will cause or permit the dissolution, winding up, liquidation, consolidation or merger in whole or in part, of Borrower or Property Owner, respectively.

(l) Each of Borrower and Property Owner will not commingle the funds and other assets of Borrower or Property Owner, respectively, with those of any affiliate or constituent party, or any other person.

(m) Each of Borrower and Property Owner has and will maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any affiliate or constituent party, or any other person.

(n) Each of Borrower and Property Owner does not and will not hold itself out to be responsible for the debts or obligations of any other person.

(o) Each of Borrower and Property Owner does and shall continue to (i) allocate fairly and reasonably any overhead and expense for office space shared with any affiliated Person, (ii) pay any liabilities, including salaries of its employees, out of its own funds and not from funds of any affiliated Person and/or (iii) maintain a sufficient number of employees (which may be zero) in light of its contemplated business operations.

(p) Borrower shall not, and shall cause Property Owner not to, institute proceedings to be adjudicated bankrupt or insolvent, or consent to the institution of such proceedings against it, or file a petition seeking, or consent to, reorganization or relief, under any chapter of the Bankruptcy Code (Title 11 of the United States Code), as amended, or any other bankruptcy or similar laws, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator or similar official of it or of a substantial part of its assets or property, or make an assignment for the benefit of creditors, or admit in writing its inability to pay its debts generally as they become due, or take any action in furtherance of any of the foregoing.

IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the date first set forth above.

BORROWER:

KBSII REIT ACQUISITION II, LLC,
a Delaware limited liability company

By:	KBS REIT PROPERTIES II, LLC,
a Delaware limited liability company, its sole member

	By:	KBS LIMITED PARTNERSHIP II,
a Delaware limited partnership, its sole member

		By:	KBS REAL ESTATE INVESTMENT TRUST II, INC.,
a Maryland corporation, its general partner

			By:	/s/ Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr.
Chief Executive Officer

(signatures continue on next page)

LENDER:

PARK AVENUE REALTY HOLDING COMPANY, INC., a Delaware corporation

By:	/s/ Cavarly E. Garrett
Cavarly E. Garrett
Vice President